  As filed with the U.S. Securities and Exchange Commission on November 16, 2004

                                                               File No. 811-7440

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940              (X)

         Amendment No. 18                                                    (X)

                  Dimensional Emerging Markets Value Fund Inc.
               (Exact Name of Registrant as Specified in Charter)

                          1299 Ocean Avenue, 11th Floor
                         Santa Monica, California 90401
                    (Address of Principal Executive Offices)
                                 (310) 395-8005
              (Registrant's Telephone Number, including Area Code)

                            Catherine L. Newell, Esq.
                         Dimensional Fund Advisors Inc.
                          1299 Ocean Avenue, 11th Floor
                         Santa Monica, California 90401
                     (Name and Address of Agent for Service)

                    Please Send Copies of Communications to:
                              Mark A. Sheehan, Esq.
                      Stradley, Ronon, Stevens & Young, LLP
                            2600 One Commerce Square
                             Philadelphia, PA 19103

                  DIMENSIONAL EMERGING MARKETS VALUE FUND INC.

                                     Part A

                                November 16, 2004

Introduction

     DIMENSIONAL  EMERGING  MARKETS  VALUE FUND INC.  (the  "Fund"),  1299 Ocean
Avenue, 11th Floor, Santa Monica,  California 90401, (310) 395-8005,  offers its shares to other investment companies and institutional investors. The investment objective of the Fund is to seek long-term capital growth through  investment in
"emerging market" equity securities.

     Shares of the Fund are issued  solely in  private  placements  pursuant  to available  exemptions  from  registration  under the  Securities Act of 1933, as amended  ("Securities  Act"). This Part A of the Fund's  registration  statement
("Part A") does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" to the public within the meaning of the Securities Act.

                                TABLE OF CONTENTS

                  DIMENSIONAL EMERGING MARKETS VALUE FUND INC.

Investment Objective and Policies

     The investment objective of the Fund is to achieve long-term capital growth by investing  primarily in emerging market equity securities.  The Fund seeks to achieve its investment  objective by investing in emerging markets designated by the  Investment  Committee of  Dimensional  Fund Advisors  Inc. (the  "Advisor")
("Approved  Markets").  The Fund invests its assets primarily in Approved Market equity securities listed on bona fide securities exchanges or actively traded on over-the-counter  markets.  These exchanges or  over-the-counter  markets may be either within or outside the issuer's domicile  country,  and the securities may be listed or traded in the form of International Depository Receipts ("IDRs") or
American Depository Receipts ("ADRs").

     The Fund seeks to achieve its  objective by  investing  in emerging  market equity  securities that are deemed by the Advisor to be value stocks at the time of purchase.  Securities are considered value stocks primarily because they have a high book  value in  relation  to their  market  value.  As a  non-fundamental policy, under normal circumstances, the Fund will invest at least 80% of its net assets  in  emerging  market  investments  that are  defined  in this  Part A as
Approved Market securities. If the Fund changes this investment policy, the Fund will notify  shareholders  at least 60 days in advance of the  change,  and will change the name of the Fund.  In  assessing  value,  the  Advisor  may  consider additional  factors,  such as price to cash flow or price to earnings ratios, as well as economic  conditions  and  developments  in the issuer's  industry.  The criteria the Advisor uses for assessing value are subject to change from time to time. No assurance  can be given that the Fund's  investment  objective  will be achieved.

Fund Characteristics and Policies

     The  Fund's  policy  is to seek to  achieve  its  investment  objective  by
investing   in   emerging   market   equity   securities   across   all   market
capitalizations,  and  specifically  those that are deemed by the  Advisor to be value stocks at the time of purchase, as described above.

     The Fund may not invest in all such companies or Approved Markets described above for reasons that  include  constraints  imposed  within  Approved  Markets
(e.g.,  restrictions on purchases by  foreigners),  and the Fund's policy not to invest more than 25% of its assets in any one industry.

     Approved  Market  securities  are defined to be (a) securities of companies organized  in a country in an Approved  Market or for which a principal  trading market is in an Approved  Market,  (b)  securities  issued or  guaranteed by the government of an Approved Market country, its agencies or instrumentalities,  or the central bank of such  country,  (c)  securities  denominated  in an Approved
Market currency issued by companies to finance  operations in Approved  Markets,
(d) securities of companies that derive at least 50% of their revenues primarily from  either  goods or services  produced  in Approved  Markets or sales made in
Approved  Markets,  or (e)  Approved  Market  equity  securities  in the form of depositary  shares.  Securities  of Approved  Markets may include  securities of companies  that  have  characteristics  and  business  relationships  common  to companies in other countries.  As a result,  the value of the securities of such companies may reflect economic and market forces in such other countries as well as in the  Approved  Markets.  The  Advisor,  however,  will  select  only those companies which, in its view,

                                       1

have  sufficiently  strong  exposure to economic  and market  forces in Approved
Markets  such that their  value will tend to reflect  developments  in  Approved
Markets to a greater extent than developments in other regions. For example, the
Advisor may invest in companies  organized  and located in the United  States or other countries  outside of Approved Markets,  including  companies having their entire production  facilities  outside of Approved Markets,  when such companies meet  the  definition  of  Approved  Market  securities  so long as the  Advisor believes at the time of investment  that the value of the  company's  securities will reflect principally conditions in Approved Markets.

     In  determining  what  countries  have  emerging  markets,  the  Fund  will consider, among other things, the data, analysis and classification of countries published or disseminated by the International Bank for Reconstruction (commonly known as the World Bank) and the International Finance Corporation,  in addition to the criteria  described above. In determining  whether to approve markets for investment,  the Advisor  will take into  account,  among other  things,  market liquidity, relative availability of investor information, government regulation, including fiscal and foreign exchange  repatriation  rules, and the availability of other access to these markets for the Fund. Approved emerging markets may not include all such emerging markets.

     As of the date of this Part A, the following  countries  are  designated as
Approved Markets:  Brazil, Chile, Czech Republic,  Hungary,  Indonesia,  Israel,
Malaysia, Mexico, Philippines, Poland, Republic of China (Taiwan), South Africa,
South Korea,  Thailand and Turkey.  Countries that may be approved in the future include,  but are  not  limited  to,  Argentina,  People's  Republic  of  China,
Colombia, Egypt, India and Venezuela. In addition to the Approved Markets listed above,  the Fund may  continue  to hold  securities  in  countries  that are not currently authorized for investment, but that had been authorized for investment in the past.

     The Fund may purchase,  for liquidity,  or for temporary defensive purposes during  periods in which  market or economic or  political  conditions  warrant, highly liquid debt instruments or hold freely convertible  currencies,  although the Fund does not expect the  aggregate of all such amounts to exceed 10% of its net assets under normal circumstances.

     The Fund  also may  invest in shares  of other  investment  companies  that invest in one or more Approved Markets,  although it intends to do so only where access to those  markets is  otherwise  significantly  limited.  The  Investment
Company Act of 1940, as amended (the "1940 Act"),  limits investment by the Fund in shares of other investment  companies to no more than 10% of the value of the
Fund's total  assets.  If the Fund invests in another  investment  company,  the
Fund's  shareholders will bear not only their proportionate share of expenses of the Fund (including  operating  expenses and the fees of the Advisor),  but also will bear indirectly similar expenses of the underlying  investment  company. In some  Approved  Markets,  it will be  necessary  or  advisable  for the  Fund to establish a  wholly-owned  subsidiary or a trust for the purpose of investing in the local markets.

Portfolio Construction

     Even though a company's stock may meet the Fund's criterion for investment, it may not be included  in the Fund for one or more of a number of reasons.  For example,  in the  Advisor's  judgment,  the issuer may be  considered in extreme financial  difficulty,  a material portion of its securities may be closely held and not likely available to support market liquidity, or the issuer

                                       2

may be a "passive  foreign  investment  company"  (as  defined  in the  Internal
Revenue Code of 1986, as amended (the  "Code")).  To this extent,  there will be the exercise of discretion  and  consideration  by the Advisor that would not be present in the  management  of a portfolio  seeking to represent an  established index of broadly traded domestic  securities (such as the S&P  500(R)Index.) The
Advisor  also  will  exercise   discretion  in  determining  the  allocation  of
investments as between Approved Markets.

     Changes in the composition and relative ranking (in terms of book to market ratio) of the stocks that are  eligible for purchase by the Fund take place with every trade when the  securities  markets are open for trading due  primarily to price  fluctuations of such  securities.  On a periodic basis,  the Advisor will prepare lists of eligible  value stocks that are eligible for  investment.  Such list will be revised no less frequently than semi-annually.

     Generally, securities will be purchased with the expectation that they will be held for longer than one year. However, securities,  including those eligible for purchase,  may be disposed of at any time when,  in the Advisor's  judgment, circumstances  warrant  their sale.  Generally,  securities  will not be sold to realize short-term  profits,  but when circumstances  warrant,  they may be sold without regard to the length of time held.

     For the purpose of converting  U.S.  dollars to another  currency,  or vice versa, or converting one foreign currency to another foreign currency,  the Fund may enter into forward foreign exchange contracts. In addition, to hedge against changes in the  relative  value of  foreign  currencies,  the Fund may  purchase foreign currency futures contracts.  However,  the Fund generally does not hedge foreign  currency risk. The Fund will only enter into such a futures contract if it is expected  that the Fund will be able  readily to close out such  contract.
However,  there can be no assurance that it will be able in any particular  case to do so, in which case the Fund may suffer a loss.

                                SECURITIES LOANS

     The Fund is authorized to lend  securities to qualified  brokers,  dealers, banks and other  financial  institutions  for the purpose of earning  additional income. While the Fund may earn additional income from lending securities,  such activity is incidental  to the  investment  objective of the Fund.  The value of securities  loaned  may not  exceed  33 1/3% of the  value of the  Fund's  total assets.  In  connection  with  such  loans,  the Fund  will  receive  collateral consisting of cash or U.S.  Government  securities,  which will be maintained at all times in an amount equal to at least 100% of the current market value of the loaned securities.  In addition,  the Fund will be able to terminate the loan at any  time and will  receive  reasonable  compensation  on the  loan,  as well as amounts equal to any dividends,  interest or other  distributions  on the loaned securities.  In the event of the  bankruptcy  of the  borrower,  the Fund  could experience delay in recovering the loaned securities.  Management  believes that this risk can be controlled through careful monitoring procedures.

                                        3

                                  RISK FACTORS

Market Risk

     Economic,  political  and issuer  specific  events  will cause the value of securities,  and the net  asset  value of the  Fund's  shares  to rise and fall.
Because the value of an investment in the Fund will fluctuate, there is the risk that an investor may lose money.

Foreign Securities

     The Fund invests in foreign issuers.  Such  investments  involve risks that are not associated  with  investments in U.S. public  companies.  Such risks may include legal, political and/or diplomatic actions of foreign governments,  such as imposition of  withholding  taxes on interest and dividend  income payable on the securities held,  possible seizure or  nationalization  of foreign deposits, establishment of exchange controls or the adoption of other foreign governmental restrictions  that might  adversely  affect the value of the assets  held by the
Fund. Further,  foreign issuers are not generally subject to uniform accounting, auditing and financial  reporting  standards  comparable to those of U.S. public companies,  and there may be less  publicly  available  information  about  such companies than comparable U.S.  companies.  Also, there can be no assurance that the Fund will achieve its investment objective.

     The  economies  of many  countries  in which  the Fund  invests  are not as diverse or resilient as the U.S. economy,  and have significantly less financial resources.  Some countries are more heavily dependent on international trade and may  be  affected  to a  greater  extent  by  protectionist  measures  of  their governments,  or dependent upon a relatively  limited number of commodities and, thus, sensitive to changes in world prices for these commodities.

     In many  foreign  countries,  stock  markets  are more  variable  than U.S.
markets for two reasons. Contemporaneous declines in both (i) foreign securities prices in local currencies and (ii) the value of local currencies in relation to the U.S. dollar can have a significant negative impact on the net asset value of the Fund. The net asset value of the Fund is denominated in U.S.  dollars,  and, therefore,  declines in market price of both the foreign  securities held by the
Fund and the foreign  currency in which those securities are denominated will be reflected in the net asset value of the Fund's shares.

Investing in Emerging Markets

     The investments of the Fund involve risks in addition to the usual risks of investing in developed  foreign markets.  A number of emerging markets restrict, to varying  degrees,  foreign  investment in stocks.  Repatriation of investment income,  capital  and the  proceeds  of sales by foreign  investors  may require governmental  registration and/or approval in some emerging  countries.  In some jurisdictions,  such  restrictions  and the  imposition of taxes are intended to discourage shorter rather than longer-term holdings.  While the Fund will invest only in markets  where  these  restrictions  are  considered  acceptable  to the
Advisor, new or additional repatriation restrictions might be imposed subsequent to the Fund's  investment.  If such  restrictions  were  imposed  subsequent  to investment in the  securities  of a particular  country,  the Fund,  among other things,  might  discontinue  the purchase of securities  in that  country.  Such restrictions  will be considered in relation to the Fund's  liquidity  needs and other  factors and may make it  particularly  difficult  to  establish  the fair market value of particular securities from time to time.

                                       4

The valuation of securities held by the Fund is the responsibility of the Fund's
Board of Directors,  acting in good faith and with advice from the Advisor. (See
"VALUATION OF SHARES.")  Further,  some attractive  equity securities may not be available  to the Fund  because  foreign  shareholders  hold the maximum  amount permissible under current laws.

     Relative to the U.S. and to larger non-U.S.  markets,  many of the emerging markets in which the Fund may  invest are  relatively  small,  have low  trading volumes,  suffer periods of  illiquidity  and are  characterized  by significant price  volatility.  Such factors may be even more  pronounced  in  jurisdictions where  securities  ownership is divided into  separate  classes for domestic and non-domestic owners. These risks are heightened for investments in small company emerging markets securities.

     In  addition,   many  emerging  markets,   including  most  Latin  American
countries, have experienced substantial,  and, in some periods,  extremely high, rates of inflation for many years. Inflation and rapid fluctuations in inflation rates have had and may continue to have very  negative  effects on the economies and securities markets of certain countries. In an attempt to control inflation, wage and price controls have been imposed at times in certain countries. Certain
emerging  markets  have  recently  transitioned,   or  are  in  the  process  of
transitioning, from centrally controlled to market-based economies. There can be no assurance that such transitions will be successful.

     Brokerage  commissions,  custodial  services  and other  costs  relating to investment in foreign  markets  generally are more  expensive than in the United
States; this is particularly true with respect to emerging markets. Such markets have different settlement and clearance  procedures.  In certain markets,  there have been times when  settlements do not keep pace with the volume of securities transactions, making it difficult to conduct such transactions. The inability of the Fund to make intended securities  purchases due to settlement problems could cause the Fund to miss  investment  opportunities.  Inability  to  dispose  of a portfolio  security caused by settlement  problems could result either in losses to the Fund due to subsequent declines in value of the portfolio security or, if the Fund has  entered  into a contract  to sell the  security,  could  result in possible liability to the purchaser.

     The risk also exists that an emergency  situation  may arise in one or more emerging  markets as a result of which trading of securities may cease or may be substantially  curtailed and prices for the Fund's portfolio  securities in such markets may not be readily  available.  The Fund's  portfolio  securities in the affected  markets  will be valued at fair value  determined  in good faith by or under the direction of the Board of Directors.

     Government  involvement  in the private  sector  varies in degree among the emerging markets  contemplated for investment by the Fund. Such involvement may, in some cases,  include government  ownership of companies in certain commercial business  sectors,  wage and price  controls or imposition of trade barriers and other protectionist  measures.  With respect to any developing country, there is no  guarantee  that some future  economic or  political  crisis will not lead to price  controls,  forced  mergers of companies,  expropriation,  the creation of government  monopolies,  or other  measures  that  could be  detrimental  to the investments of the Fund.

     Taxation of dividends and capital gains  received by  non-residents  varies among countries with emerging markets and, in some cases, is high in relation to comparable U.S. rates.

                                       5

Particular  tax  structures  may have  the  intended  or  incidental  effect  of
encouraging   long  holding  periods  for  particular   securities   and/or  the
reinvestment  of  earnings  and  sales  proceeds  in the same  jurisdiction.  In addition,  emerging market  jurisdictions  typically have less  well-defined tax laws and  procedures  than is the case in the United  States,  and such laws may permit retroactive  taxation so that the Fund could in the future become subject to local tax liability that it had not reasonably  anticipated in conducting its investment activities or valuing its assets.

Foreign Currencies and Related Transactions

     Investments of the Fund will be denominated in foreign currencies.  Changes in the relative  values of foreign  currencies and the U.S.  dollar,  therefore, will affect the value of  investments  of the Fund.  The Fund may (but typically does not) purchase  foreign  currency  futures  contracts and options thereon in order to hedge against changes in the level of foreign currency  exchange rates.
Such contracts involve an agreement to purchase or sell a specific currency at a future date at a price set in the  contract and would enable the Fund to protect against losses  resulting from adverse changes in the  relationship  between the
U.S. dollar and foreign  currencies  occurring  between the trade and settlement dates of the  Fund's  securities  transactions,  but they also tend to limit the potential  gains  that might  result  from a  positive  change in such  currency relationships.  Gains and losses on investments  in futures and options  thereon depend on the direction of interest rates and other economic factors.

Borrowing

     The Fund has reserved the right to borrow  amounts not exceeding 33% of its net assets for the  purpose of making  redemption  payments.  When  advantageous opportunities to do so exist,  the Fund may purchase  securities when borrowings exceed 5% of the value of its net assets. Such purchases can be considered to be
"leveraging"  and,  in such  circumstances,  the net asset value of the Fund may increase or  decrease  at a greater  rate than would be the case if the Fund had not leveraged.  The interest  payable on the amount  borrowed would increase the
Fund's expenses and, if the  appreciation and income produced by the investments purchased  when the Fund has borrowed are less than the cost of  borrowing,  the investment performance of the Fund will be reduced as a result of leveraging.

Portfolio Strategies

     The method  employed by the Advisor to manage the Fund will differ from the process employed by many other investment advisors in that the Advisor will rely on  fundamental  analysis of the  investment  merits of  securities to a limited extent to eliminate  potential  portfolio  acquisitions rather than rely on this technique to select securities.  Further,  because securities  generally will be
held   long-term  and  will  not  be  eliminated   based  on  short-term   price
fluctuations,  the Advisor  generally will not act upon general market movements or  short-term  price  fluctuations  of securities to as great an extent as many other investment advisors.

Futures Contracts and Options on Futures

     The Fund may  invest  in  index  futures  contracts  and  options  on index futures.  Certain  index  futures  contracts  and  options on index  futures are derivative  securities.  These  investments  entail  the risk that an  imperfect correlation may exist between changes in the market value of the stocks owned by the Fund and the prices of such futures  contracts  and options,  and, at times, the

                                       6

market for such contracts and options might lack liquidity,  thereby  inhibiting the Fund's ability to close a position in such  investments.  Gains or losses on investments in options and futures depend on the direction of securities prices, interest  rates and other  economic  factors,  and the loss  from  investing  in futures transactions is potentially  unlimited.  Certain restrictions imposed by the Code may limit the  ability of the Fund to invest in futures  contracts  and options on futures contracts.

     The Fund is operated by a person  that has  claimed an  exclusion  from the definition of the term "commodity  pool operator"  under the Commodity  Exchange
Act  ("CEA"),  and,  therefore,  such person is not subject to  registration  or regulation as a pool operator under the CEA.

                             MANAGEMENT OF THE FUND

     Dimensional Fund Advisors Inc. (the "Advisor") serves as investment advisor to the Fund.  As such,  the Advisor is  responsible  for the  management  of its assets.  Investment  decisions for the Fund are made by the Investment Committee of the  Advisor  which  meets on a regular  basis and also as needed to consider investment  issues.  The Investment  Committee is composed  primarily of certain officers  and  directors  of the Advisor who are elected  annually.  The Advisor provides the Fund with a trading  department and selects  brokers and dealers to effect securities  transactions.  Portfolio  securities  transactions are placed with a view to obtaining best price and execution and, subject to this goal, may be placed with brokers that have assisted in the sale of the Fund's shares.

     For the fiscal year ended November 30, 2003, the Advisor received a fee for its  services  from the Fund  that,  on an annual  basis,  equaled  0.10% of the average net assets of the Fund.

     The Fund bears all of its own costs and  expenses,  including:  services of its independent  registered  certified  public  accounting  firm, legal counsel,
brokerage   fees,   commissions  and  transfer  taxes  in  connection  with  the acquisition and disposition of portfolio securities,  taxes, insurance premiums, costs  incidental to meetings of its  shareholders  and  directors,  the cost of filing its  registration  statements  under the federal  securities laws and the
cost  of  any  filings  required  under  state   securities  laws,   reports  to
shareholders,  and  transfer  and  dividend  disbursing  agency,  administrative services and custodian fees.

     The Advisor  was  organized  in May 1981 and is engaged in the  business of providing investment management services to institutional  investors.  As of the date of this registration statement, assets under management total approximately
$53 billion.

Consulting Services

     The  Advisor  has  entered  into  a  Consulting   Services  Agreement  with
Dimensional  Fund  Advisors  Ltd.  ("DFAL")  and  DFA  Australia  Limited  ("DFA
Australia"),  respectively.  Pursuant to the terms of each  Consulting  Services
Agreement,  DFAL and DFA Australia  provide certain  trading and  administrative services to the Advisor with respect to the Fund. The Advisor  controls DFAL and
DFA Australia.

                                       7

                DIVIDENDS, CAPITAL GAINS DISTRIBUTIONS AND TAXES

     The  policy  of the  Fund  is to  distribute  substantially  all of its net investment  income  quarterly (on a calendar basis) and any net realized capital gains in December of each year.

     Shareholders of the Fund will  automatically  receive all income  dividends and capital gains  distributions  in additional  shares of the Fund at net asset value (as of the business date following the dividend record date) unless,  upon written  notice to the Advisor,  the  shareholder  selects one of the  following options:  (i) Income  Option - to receive  income  dividends in cash and capital gains  distributions in additional shares at net asset value; (ii) Capital Gains
Option - to receive capital gains  distributions in cash and income dividends in additional  shares at net asset  value;  or (iii) Cash Option - to receive  both income dividends and capital gains distributions in cash.

     Certain  investments  by the Fund may be subject to special rules which may affect the amount, character and timing of the income to the Fund. Some of these rules are referenced in the statement of additional information.

     The Fund may be subject to foreign withholding taxes on income from foreign securities.  If more  than  50% in  value of the  total  assets  of the Fund are invested  in  securities  of  foreign  corporations,  the Fund may elect to pass through to its shareholders their pro rata share of foreign income taxes paid by the Fund. If this election is made,  shareholders will be required to include in their gross income their pro rata share of foreign  taxes paid by the Fund,  and will be  entitled  to either  deduct (as an  itemized  deduction  in the case of individuals) their share of such foreign taxes in computing their taxable income or to claim a credit  for such taxes  against  their U.S.  federal  income  tax, subject to certain limitations under the Code.

     Whether paid in cash or additional  shares and  regardless of the length of time the Fund's shares have been owned by  shareholders  who are subject to U.S.
federal income taxes,  distributions from long-term capital gains are taxable as such.  Dividends from net investment income or net short-term capital gains will be taxable as ordinary income, whether received in cash or in additional shares.
A portion of the income  dividends  paid by the Fund may be qualified  dividends eligible for taxation at long-term  capital gains rates, so long as the investor meets certain  holding period  requirements.  Dividends and  distributions  to a
401(k) plan accumulate free of federal income taxes. For those investors subject to tax, if purchases  of shares of the Fund are made  shortly  before the record date for a dividend or capital gains  distribution,  a portion of the investment will be returned as a taxable  distribution.  Shareholders are notified annually by the Fund as to the U.S.  federal tax status of  dividends  and  distributions paid by the Fund.

     Dividends   which  are  declared  in  October,   November  or  December  to
shareholders of record in such a month, but which, for operational  reasons, may not be paid to the shareholder until the following January,  will be treated for
U.S.  federal  income tax  purposes  as if paid by the Fund and  received by the shareholder on December 31 of the calendar year in which they are declared.

     The sale of  shares  of the Fund is a  taxable  event  and may  result in a capital  gain or loss to  shareholders  who are subject to tax.  Capital gain or loss may be realized from an ordinary redemption of shares. Any loss incurred on the sale of the Fund's shares, held for six months or

                                       8

less, will be treated as a long-term  capital loss to the extent of capital gain dividends received with respect to such shares.

     In  addition  to federal  taxes,  shareholders  may be subject to state and local taxes on distributions from the Fund and on gains arising on redemption or exchange  of the  Fund's  shares.  Non-U.S.  investors  may be  subject  to U.S.
withholding  or estate tax, and are subject to special  U.S.  tax  certification requirements.

     The Fund is required to withhold 28% of taxable  dividends,  capital  gains distributions,  and  redemption  proceeds  paid to  shareholders  who  have  not complied with rules  concerning  IRS taxpayer  identification  numbers.  You may avoid this  withholding  requirement  by providing and certifying on the account registration form your correct Taxpayer  Identification Number and by certifying that you are not subject to backup  withholding and are a U.S. person (including a U.S.  resident alien).  The Fund also must withhold if the IRS instructs it to do so.

     The tax  discussion  set forth  above is included  for general  information only. Prospective investors should consult their own tax advisers concerning the federal, state, local or foreign tax consequences of an investment in the Fund.

                               PURCHASE OF SHARES

     Shares  issued by the Fund are not  registered  under the  Securities  Act, which means that the Fund's shares may not be sold publicly.  However,  the Fund may sell its shares through private placements pursuant to available  exemptions from registration  under the Securities Act. Shares of the Fund are sold only to other investment companies and certain institutional investors.

     One shareholder of the Fund is an open-end investment company that seeks to achieve its investment  objective by investing all of its  investable  assets in the Fund (the "Feeder Portfolio").  The Feeder Portfolio has the same investment objective,  policies and limitations as the Fund. The master-feeder structure is unlike many other  investment  companies that directly  acquire and manage their own portfolio of securities.  The investment  experience of the Feeder Portfolio will correspond directly with the investment experience of the Fund.

Cash Purchases

     Investors may purchase  shares of the Fund by first  contacting the Advisor at (310)  395-8005  to  notify  the  Advisor  of the  proposed  investment.  All investments  are subject to  approval of the  Advisor,  and all  investors  must complete and submit the necessary account  registration forms. The Fund reserves the right to reject any  initial or  additional  investment  and to suspend  the offering of shares of the Fund.

     Investors having an account with a bank that is a member or a correspondent of a member of the Federal  Reserve System may purchase  shares by first calling the Advisor at (310) 395-8005 to notify the Advisor of the proposed  investment, then requesting the bank to transmit immediately available funds (Federal Funds)
by wire to the custodian,  for the Account of Dimensional Emerging Markets Value
Fund

                                       9

Inc. Additional investments also may be made through the wire procedure by first notifying  the  Advisor.  Investors  who wish to purchase  shares of the Fund by check should send their check to Dimensional  Emerging  Markets Value Fund Inc.,
c/o PFPC Inc., P.O. Box 8916, Wilmington,  Delaware 19899-8916.  Citibank,  N.A.
serves as custodian for the Fund.

     Under  certain  circumstances,  shares  also may be  purchased  and sold by investors  through  securities firms that may charge a service fee or commission for such  transactions.  No such fee or commission is charged on shares that are purchased or redeemed directly from the Fund.

     Purchases of shares will be made in full and fractional  shares  calculated
to  three  decimal  places.   In  the  interest  of  economy  and   convenience,
certificates for shares will not be issued.

     Frequent trading into and out of the Fund can disrupt portfolio  investment strategies,  harm  performance and increase Fund expenses for all  shareholders, including  long-term  shareholders  who do not generate these costs. The Fund is designed for  long-term  investors,  and is not  intended  for market  timing or excessive trading  activities.  Market timing  activities  include purchases and sales of Fund shares in response to short-term market fluctuations. The Fund may refuse  or  cancel  purchase  orders  for  any  reason,  without  prior  notice, particularly purchase orders that the Fund believes are made on behalf of market timers. The Fund and its agents reserve the right to reject any purchase request by any investor  indefinitely  if they believe that any  combination  of trading activity is  potentially  disruptive  to the Fund.  The Fund may impose  further restrictions on trading activities by market timers in the future.

In-Kind Purchases

     If accepted by the Fund, shares may be purchased in exchange for securities that are eligible for  acquisition  by the Fund or otherwise  represented in its portfolio as described  in this Part A or in exchange  for local  currencies  in which  such  securities  of the  Fund  are  denominated.  Securities  and  local currencies  to be exchanged  that are accepted by the Fund and Fund shares to be issued  therefore will be valued as set forth under "VALUATION OF SHARES" at the time of the next  determination  of net asset value after such  acceptance.  All dividends, interest, subscription, or other rights pertaining to such securities shall  become the  property of the Fund and must be delivered to the Fund by the investor upon receipt from the issuer.  Investors who desire to purchase  shares of the Fund with local  currencies  should  first  contact  the Advisor for wire instructions.

     The Fund will not  accept  securities  in  exchange  for shares of the Fund unless:  (1) such  securities  are, at the time of the exchange,  eligible to be included,  or otherwise  represented,  in the Fund and current market quotations are readily  available  for such  securities;  (2) the investor  represents  and agrees  that all  securities  offered  to be  exchanged  are not  subject to any restrictions  upon their sale by the Fund under the  Securities Act or under the laws of the country in which the principal market for such securities exists, or otherwise;  (3) at the  discretion  of the Fund,  the value of any such security
(except  U.S.  Government  securities)  being  exchanged,  together  with  other securities  of the same issuer  owned by the Fund,  may not exceed 5% of the net assets of the Fund immediately after the transaction.  The Fund will accept such securities for investment and not for resale.

     A gain or loss  for  federal  income  tax  purposes  will  be  realized  by investors who are subject to federal  taxation upon the exchange  depending upon the cost of the securities or local currency exchanged.  Investors interested in such exchanges should contact the Advisor.

                                       10

                               VALUATION OF SHARES

Net Asset Value

     The net asset value per share of the Fund is generally  calculated  on days that the New York Stock  Exchange  ("NYSE") is open for  trading.  The net asset value per share of the Fund is calculated after the close of the NYSE (normally,
1:00 p.m.  PT) by dividing the total value of the Fund's  investments  and other assets,  less any liabilities,  by the total outstanding  shares of the stock of the Fund.  Note:  The time at which  transactions  and  shares are priced may be changed in case of an  emergency or if the NYSE closes at a time other than 1:00
p.m. PT.

     The value of the shares of the Fund will  fluctuate  in relation to its own investment experience.  Securities held by the Fund will be valued in accordance with  applicable  laws and  procedures  adopted by the Board of  Directors,  and generally, as described below.

     Securities held by the Fund are valued at the last quoted sale price of the day.  Securities  held by the Fund that are  listed on Nasdaq  are valued at the
Nasdaq Official Closing Price ("NOCP").  If there is no last reported sale price or NOCP of the  day,  the Fund  values  the  securities  at the mean of the most recent quoted bid and asked prices.  Price  information on listed  securities is taken from the  exchange  where the  security is  primarily  traded.  Generally, securities issued by open-end investment companies, such as the Fund, are valued
using  their  respective  net  asset  values  or  public  offering  prices,   as
appropriate, for purchase orders placed at the close of the NYSE.

     To the extent the Fund purchases fixed income  securities,  net asset value includes interest on fixed income securities, which is accrued daily. Securities that  are  traded  over-the-counter  and on a  stock  exchange  will  be  valued according  to the broadest and most  representative  market,  and it is expected that for bonds and other fixed income  securities  this  ordinarily  will be the over-the-counter  market. Fixed income securities held by the Fund may be valued on the basis of  prices  provided  by a pricing  service  when such  prices  are believed to reflect the current market value of such securities

     The  value of the  securities  and  other  assets  of the Fund for which no market quotations are readily available (including  restricted  securities),  or for which market quotations have become unreliable, are determined in good faith at fair value in accordance with  procedures  adopted by the Board of Directors.
Fair value pricing may also be used if events that have a significant  effect on the value of an investment  (as  determined in the  discretion of the Investment
Committee of the Advisor) occur before the net asset value is  calculated.  When fair value pricing is used, the prices of securities used by the Fund may differ from the quoted or published  prices for the same  securities  on their  primary markets or exchanges.

     As of the date of this  registration  statement,  the Fund  will  also fair value price in the circumstances described below. Generally,  trading in foreign securities  markets is completed each day at various times prior to the close of the NYSE. For example,  trading in the Japanese  securities markets is completed each day at the close of the Tokyo Stock  Exchange  (generally  11:00 p.m.  PT), which is fourteen hours prior to the close of the NYSE  (generally 1:00 p.m. PT)
and the time that the net asset value of the Fund is  computed.  Due to the time differences  between the closings of the relevant foreign  securities  exchanges and the time the Fund prices its shares at the close of the NYSE,  the Fund will fair value its foreign investments when it is

                                       11

determined  that the market  quotations for the foreign  investments  are either unreliable  or not readily  available.  The fair value  prices  will  attempt to reflect  the  impact of the U.S.  financial  markets'  perceptions  and  trading activities on the Fund's  foreign  investments  since the last closing prices of the foreign  investments  were  calculated on their primary  foreign  securities markets or exchanges. For these purposes, the Board of Directors of the Fund has determined  that  movements  in  relevant  indices or other  appropriate  market indicators,  after the close of the Tokyo  Stock  Exchange  or the London  Stock
Exchange,  demonstrate that market quotations may be unreliable, and may trigger fair value pricing.  Consequently,  fair  valuation of portfolio  securities may occur on a daily  basis.  The fair  value  pricing  by the  Fund  utilizes  data furnished by an  independent  pricing  service (and that data draws upon,  among other  information,  the market values of foreign  investments).  The fair value prices of portfolio securities generally will be used when it is determined that the use of such prices will have a material impact on the net asset value of the
Fund.  When the Fund uses fair value pricing,  the values assigned to the Fund's foreign investments may not be the quoted or published prices of the investments on their primary markets or exchanges.

     The net asset value per share of the Fund is expressed  in U.S.  dollars by translating the net assets of the Fund using the mean of the most recent bid and asked prices for the dollar as quoted by generally  recognized reliable sources.
Since the Fund own  securities  that are primarily  listed on foreign  exchanges which may trade on days when the Fund not price its shares,  the net asset value of the Fund may change on days when shareholders will not be able to purchase or redeem shares.

     Certain of the securities  holdings of the Fund in Approved  Markets may be subject to tax, investment and currency repatriation regulations of the Approved
Markets that could have a material effect on the values of the  securities.  For example,  the Fund might be subject to  different  levels of taxation on current income and realized gains  depending upon the holding period of the  securities.
In general, a longer holding period (e.g., 5 years) may result in the imposition of lower tax rates than a shorter  holding period (e.g.,  1 year).  The Fund may also be subject to certain contractual  arrangements with investment authorities in an Approved Market that require the Fund to maintain  minimum holding periods or to limit the extent of repatriation of income and realized gains.

     Futures  contracts are valued using the settlement  price  established each day on the  exchange  on  which  they are  traded.  The  value  of such  futures contracts held by the Fund is determined each day as of such close.

Public Offering Price

     Provided that PFPC, Inc., the Fund's transfer agent (the "Transfer Agent"), has  received the  investor's  Account  Registration  Form in good order and the custodian has received the investor's payment, shares of the Fund will be priced at the public  offering  price,  which is the net asset value of the shares next determined after receipt of the investor's funds by the custodian.  The Transfer
Agent or the Fund may, from time to time, appoint sub-transfer agents or various financial intermediaries  ("Intermediaries") for the receipt of purchase orders, redemption orders and funds from certain investors. Intermediaries, in turn, are authorized to designate  other  financial  intermediaries  ("Sub-designees")  to receive  purchase and  redemption  orders for the Fund's shares from  investors.
With  respect  to such  investors,  the shares of the Fund will be priced at the public  offering  price  calculated  after receipt of the purchase  order by the

                                       12

Intermediary  or  Sub-designee,  as  applicable,  that is  authorized to receive purchase  orders.  If the  investor  buys shares  through an  Intermediary  or a
Sub-designee,  the  purchase  price  will  be the  public  offering  price  next calculated after the Intermediary or Sub-designee,  as applicable,  receives the order,  rather than on the day the  custodian  receives the  investor's  payment
(provided that the Intermediary or Sub-designee, as applicable, has received the investor's  purchase order in good order, and the investor has complied with the
Intermediary's or Sub-designee's payment procedures).  "Good order" with respect to the purchase of shares means that (1) a fully  completed and properly  signed
Account  Registration  Form and any additional  supporting  legal  documentation required by the Advisor has been received in legible  form,  and (2) the Advisor has been notified of the purchase by telephone  and, if the Advisor so requests, also in  writing,  no  later  than  the  close of  regular  trading  on the NYSE
(ordinarily  1:00 p.m. PT) on the day of the  purchase.  If an order to purchase shares must be canceled due to  non-payment,  the purchaser  will be responsible for any loss incurred by the Fund arising out of such  cancellation.  To recover any such  loss,  the Fund  reserves  the  right to  redeem  shares  owned by any purchaser  whose order is canceled,  and such  purchaser  may be  prohibited  or restricted in the manner of placing orders. No reimbursement fee or sales charge is imposed on purchases.

                               EXCHANGE OF SHARES

     There is no exchange  privilege  between the Fund and any  portfolio of DFA
Investment Dimensions Group Inc. or Dimensional Investment Group Inc.

                              REDEMPTION OF SHARES

     Shares  issued by the Fund are not  registered  under the  Securities  Act, which means that the Fund's  shares are  restricted  securities  that may not be sold unless registered or pursuant to an available exemption from that Act.

Redemption Procedures

     Investors  who desire to redeem  shares of the Fund must first  contact the
Advisor at the telephone  number shown under "PURCHASE OF SHARES." The Fund will redeem shares at the net asset value of such shares next determined, either: (1)
after  receipt  by  the  Fund's  Transfer  Agent  (or  by an  Intermediary  or a
Sub-designee,  if applicable) of a written request for redemption in good order, or (2) if stock  certificates  have  been  issued,  after  receipt  of the stock certificates  in good order at the office of the  Transfer  Agent.  "Good order"
means  that  the   request  to  redeem   shares  must   include  all   necessary
documentation,  to be received in writing by the Advisor no later than the close of regular  trading on the NYSE  (ordinarily  1:00 p.m.  PT),  including but not limited to: the stock  certificate(s),  if issued;  a letter of instruction or a stock  assignment  specifying  the  number  of  shares  or  dollar  amount to be redeemed,  signed  by  all  registered  owners  (or  authorized  representatives thereof)  of the shares;  and, if the Fund does not have on file the  authorized signatures  for the  account,  a guarantee of the  signature of each  registered owner by an eligible guarantor  institution;  and any other required  supporting legal documents.

     Shareholders  redeeming shares for which certificates have not been issued, who have authorized  redemption  payment by wire on an authorization  form filed with the Fund,  may request that  redemption  proceeds be paid in federal  funds wired to the bank they have designated

                                       13

on the  authorization  form.  The Fund  reserves  the  right to send  redemption proceeds  by  check in its  discretion;  a  shareholder  may  request  overnight delivery of such check at the  shareholder's  own  expense.  If the proceeds are wired to the shareholder's account at a bank that is not a member of the Federal
Reserve  System,  there  could  be  a  delay  in  crediting  the  funds  to  the shareholder's  bank account.  The Fund reserves the right at any time to suspend or terminate  the  redemption  by wire  procedure  after prior  notification  to shareholders.  No charge is made by the Fund for redemptions.  The redemption of all shares in an account will result in the account being closed.  A new Account
Registration  Form will be required for future  investments.  (See  "PURCHASE OF
SHARES.")

     Although the redemption  payments will ordinarily be made within seven days after  receipt,  payment to investors  redeeming  shares that were  purchased by check  will not be made  until the Fund can  verify  that the  payments  for the purchase have been, or will be, collected,  which may take up to fifteen days or more.  Investors may avoid this delay by submitting a certified check along with the purchase order.

Redemption of Accounts

     The Fund reserves the right to redeem a stockholder's  account if the value of the  shares  in the  Fund  is  $500 or less  because  of  redemptions  by the shareholder.  Before the Fund involuntarily  redeems shares from such an account and sends the proceeds to the stockholder,  the Fund will give written notice of the  redemption  to the  stockholder  at  least  sixty  days in  advance  of the redemption  date. The stockholder will then have sixty days from the date of the notice to make an additional  investment in the Fund in order to bring the value of the  shares in the  account  to more than  $500 and  avoid  such  involuntary redemption. The redemption price to be paid to a stockholder for shares redeemed by the Fund under this right will be the aggregate net asset value of the shares in the account at the close of business on the redemption date.

     The Fund  reserves  the right to  automatically  redeem  shares of the Fund owned  by a  stockholder  if  the  investment  advisory  agreement  between  the stockholder and the Advisor is terminated.

In-Kind Redemptions

     When in the best  interests  of the  Fund,  the Fund may make a  redemption payment, in whole or in part, by a distribution of portfolio  securities in lieu of cash.  Investors  may incur  brokerage  charges and other  transaction  costs selling  securities  that were  received  in  payment of  redemptions.  The Fund reserves  the  right to  redeem  its  shares  in the  currencies  in  which  its investments  are  denominated.  Investors may incur  charges in converting  such currencies  to  dollars  and the  value of the  securities  may be  affected  by currency exchange fluctuations.

                                       14

                                SERVICE PROVIDERS

Investment Advisor
DIMENSIONAL FUND ADVISORS INC.
1299 Ocean Avenue, 11th Floor
Santa Monica, CA  90401
Tel. No. (310) 395-8005

Custodian
CITIBANK, N.A.
111 Wall Street
New York, NY  10005

Transfer and Dividend Disbursing Agent
PFPC INC.
301 Bellevue Parkway
Wilmington, DE  19809

Legal Counsel
STRADLEY, RONON, STEVENS & YOUNG, LLP
2600 One Commerce Square
Philadelphia, PA  19103-7098

Independent Registered Certified Public Accounting Firm
PRICEWATERHOUSECOOPERS LLP
200 East Las Olas Boulevard, Suite 1700
Ft. Lauderdale, FL  33301

                                       15

                  DIMENSIONAL EMERGING MARKETS VALUE FUND INC.

          1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401
                            Telephone: (310) 395-8005

                                     PART B

                       STATEMENT OF ADDITIONAL INFORMATION

                                November 16, 2004

     This statement of additional  information is not a prospectus but should be read in  conjunction  with Part A of the  Fund's  registration  statement  dated
November  16,  2004  ("Part  A"). A free copy of the Fund's  Part A,  annual and semi-annual  reports to shareholders can be obtained from the Fund by writing to the  Fund at the  above  address  or by  calling  the  above  telephone  number.
Information  from the Fund's annual and semi-annual  reports to shareholders are incorporated by reference into this statement of additional information.

                                TABLE OF CONTENTS

                        FUND CHARACTERISTICS AND POLICIES

     The following information  supplements the information set forth in Part A.
Capitalized terms not otherwise defined in this SAI have the meaning assigned to them in Part A.

     Dimensional  Emerging  Markets Value Fund Inc. is a  diversified,  open-end management  investment company.  The investment objective of the Fund is to seek
long-term   capital  growth  through   investment  in  emerging   market  equity
securities.

     It is  possible  that the  Fund  might  own at least 5% of the  outstanding voting securities of one or more issuers.  In such  circumstances,  the Fund and the issuer would be deemed  "affiliated  persons" under the 1940 Act and certain requirements  of the Act regulating  dealings  between  affiliates  might become applicable.  However,  management  does not anticipate that the Fund will own as much as 5% of the voting securities of any issuer.

                              BROKERAGE COMMISSIONS

     For the fiscal years ending  November 30, 2003,  2002,  and 2001,  the Fund paid brokerage commissions of $681,629,  $545,490,  and $386,717,  respectively.
The  substantial  increases or decreases in the amount of brokerage  commissions paid by the Fund from year to year resulted  from  increases or decreases in the amount of securities that were bought and sold by the Fund.

     Portfolio  transactions  will be placed with a view to  receiving  the best price and execution.  The Fund will seek to acquire and dispose of securities in a manner that would cause as little  fluctuation  in the market prices of stocks being  purchased  or sold as possible  in light of the size of the  transactions being effected, and brokers will be selected with this goal in view. The Advisor monitors the  performance  of brokers that effect  transactions  for the Fund to determine  the  effect  that  their  trading  has on the  market  prices  of the securities  in  which  they  invest.  The  Advisor  also  checks  the  rates  of commissions  being paid by the Fund to its  brokers to  ascertain  that they are
competitive   with  those  charged  by  other  brokers  for  similar   services.
Transactions  also may be placed with  brokers who have  assisted in the sale of the Fund's shares and who provide the Advisor with investment research,  such as reports  concerning  individual  issuers,  industries  and general  economic and financial trends and other research services.

     During the 2003 fiscal year, the Fund did not pay any brokerage commissions for securities  transactions  to brokers that provided  market price  monitoring services,  market  studies and research  services to the Fund or to brokers that are affiliates of the Fund or affiliates of affiliates.

     The investment  management  agreement  permits the Advisor knowingly to pay commissions  on these  transactions  that are greater than another  broker might charge if the Advisor,  in good faith,  determines that the commissions paid are reasonable  in  relation  to the value of the  research  or  brokerage  services provided  by the broker or dealer  when  viewed in terms of either a  particular transaction  or the Advisor's  overall  responsibilities  to the Fund.  Research services furnished by brokers through whom securities  transactions are effected may be used by the Advisor in  servicing  all of its  accounts  and not all such services may be used by the Advisor with respect to the Fund.

                                       1

                             INVESTMENT LIMITATIONS

     The Fund has adopted  certain  limitations  that may not be changed without the approval of a majority of the outstanding  voting  securities of the Fund. A
"majority"  is  defined  as the  lesser  of:  (1)  at  least  67% of the  voting securities  of the Fund (to be affected  by the  proposed  change)  present at a meeting, if the holders of more than 50% of the outstanding voting securities of the Fund are  present  or  represented  by  proxy,  or (2) more  than 50% of the outstanding voting securities of the Fund.

     The Fund will not:

     (1)  invest in  commodities  or  purchase  or sell real  estate  (including limited  partnership  interests),  although it may  purchase  and sell securities of companies which deal in real estate and may purchase and sell securities  which are secured by interests in real estate and may purchase or sell financial futures contracts and options thereon, such as forward foreign  currency  futures  contracts and options and index futures contracts and options;

     (2)  make loans of cash, except through the acquisition of  publicly-traded debt securities and short-term money market instruments;

     (3)  invest in the securities of any issuer (except obligations of the U.S.
          government and its instrumentalities) if, as a result, more than 5% of the  Fund's  total  assets,  at  market,  would  be  invested  in  the securities of such issuer,  provided that this limitation applies only to 75% of the total assets of the Fund;

     (4)  borrow, except in connection with a foreign currency transaction,  the settlement  of a  portfolio  trade,  or  as a  temporary  measure  for extraordinary  or emergency  purposes,  including  to meet  redemption requests,  and, in no event, in excess of 33% of the Fund's net assets valued at market;

     (5)  engage in the business of  underwriting  securities  issued by others, except to the extent that the sale of securities  originally  acquired for investment purposes may be deemed an underwriting;

     (6)  invest for the purpose of  exercising  control over  management of any company;

     (7)  acquire any  securities  of  companies  within one  industry  if, as a result of such  acquisition,  more than 25% of the value of the Fund's total assets would be invested in securities of companies  within such industry;

     (8)  purchase securities on margin;

     (9)  as to 75% of the Fund's  assets,  acquire  more than 10% of the voting securities of any issuer; or

     (10) issue senior  securities  (as such term is defined in Section 18(f) of the 1940 Act), except to the extent permitted under the Act.

                                       2

     The investment  limitations  described in (1) and (8) above do not prohibit the Fund from making margin deposits with respect to financial futures contracts and options thereon to the extent permitted under applicable regulations.

     Although (2) above  prohibits  cash loans,  the Fund is  authorized to lend portfolio securities.

     For purposes of (4) above, the Fund may borrow in connection with a foreign currency  transaction or the settlement of a portfolio  trade.  The only type of borrowing  contemplated  thereby is the use of a letter of credit  issued on the
Fund's behalf in lieu of depositing  initial margin in connection  with currency futures  contracts,  and the Fund has no  present  intent to engage in any other types of borrowing transactions under this authority. With respect to (4) above, the Fund will maintain asset coverage of at least 300% (as described in the 1940
Act), inclusive of any amounts borrowed,  with respect to any borrowings made by the Fund.

     Pursuant  to Rule 144A  under the  Securities  Act,  the Fund may  purchase certain  unregistered (i.e.  restricted)  securities upon a determination that a liquid institutional  market exists for the securities.  If it is decided that a liquid market does exist,  the securities  will not be subject to the Fund's 15%
limitation  on  holdings  of  illiquid  securities  as  described  below.  While maintaining  oversight,  the Board of Directors  has  delegated  the  day-to-day function  of  making  liquidity  determinations  to the  Advisor.  For Rule 144A securities to be considered liquid,  there must be at least two dealers making a market  in such  securities.  After  purchase,  the Board of  Directors  and the
Advisor will continue to monitor the liquidity of Rule 144A securities.

     As a non-fundamental  policy,  the Fund does not intend to invest more than
15% of its net assets in illiquid securities.

     The Fund may acquire and sell forward foreign currency  exchange  contracts in order to hedge against changes in the level of future  currency  rates.  Such contracts  involve an  obligation  to purchase or sell a specific  currency at a future date at a price set in the contract.

     Notwithstanding  any of the  above  investment  restrictions,  the Fund may establish  subsidiaries or other similar  vehicles for the purpose of conducting its investment  operations in Approved Markets, if such subsidiaries or vehicles are required by local laws or regulations  governing  foreign  investors such as the Fund or whose use is otherwise  considered by the Fund to be advisable.  The
Fund would "look  through"  any such vehicle to  determine  compliance  with its investment restrictions.

     Subject to future  regulatory  guidance,  for purposes of those  investment limitations  identified  above that are based on total  assets,  "total  assets"
refers to the assets that the Fund owns,  and does not  include  assets that the
Fund does not own but over which it has  effective  control.  For example,  when applying a percentage  investment  limitation that is based on total assets, the
Fund will exclude from its total assets those assets that  represent  collateral received by the Fund for its securities lending transactions.

     Unless  otherwise  indicated,  all  limitations  applicable  to the  Fund's investments  apply  only at the  time  that a  transaction  is  undertaken.  Any subsequent  change in a rating  assigned by any rating  service to a security or change in the percentage of the Fund's assets invested in

                                       3

certain  securities or other instruments  resulting from market  fluctuations or other changes in the Fund's total assets will not require the Fund to dispose of an investment  until the Advisor  determines  that it is  practicable to sell or closeout the investment  without undue market or tax consequences.  In the event that ratings services assign different ratings to the same security, the Advisor will determine which rating it believes best reflects the security's quality and risk at that time, which may be the higher of the several assigned ratings.

                                FUTURES CONTRACTS

     The Fund may enter into futures contracts and options on futures contracts.
The Fund may enter into futures  contracts and options on future  contracts only for the purpose of remaining  fully  invested  and to maintain  liquidity to pay redemptions.

     Futures  contracts provide for the future sale by one party and purchase by another party of a specified amount of defined  securities at a specified future time and at a specified  price.  Futures  contracts that are  standardized as to maturity date and underlying financial instrument are traded on national futures exchanges.  The  Fund  will be  required  to make a  margin  deposit  in cash or government  securities  with a broker or  custodian  to  initiate  and  maintain
positions  in  futures  contracts.   Minimal  initial  margin  requirements  are
established   by  the  futures   exchange  and  brokers  may  establish   margin
requirements  that are higher than the  exchange  requirements.  After a futures contract  position  is  opened,  the value of the  contract  is marked to market daily.  If the futures  contract  price changes to the extent that the margin on deposit does not satisfy margin requirements,  payment of additional "variation"
margin will be required. Conversely,  reduction in the contract value may reduce the  required  margin  resulting  in a repayment  of excess  margin to the Fund.
Variation margin payments are made to and from the futures broker for as long as the  contract  remains  open.  The Fund  expects  to earn  income on its  margin deposits.  The Fund intends to limit its futures-related  investment activity so that  other than with  respect  to bona fide  hedging  activity  (as  defined in
Commodity Futures Trading  Commission  ("CFTC") Rule 1.3 (z)): (i) the aggregate initial  margin and premiums paid to establish  commodity  futures and commodity option contract  positions  (determined at the time the most recent position was established)  does  not  exceed  5% of  the  liquidation  value  of  the  Fund's portfolio, after taking into account unrealized profits and unrealized losses on any such contracts it has entered into (provided  that, in the case of an option that is in-the-money  at the time of purchase,  the  in-the-money  amount may be excluded in calculating  such 5% limitation) or (ii) the aggregate net "notional value" (i.e.,  the size of a commodity  futures or commodity  option contract in contract units (taking into account any  multiplier  specified in the contract), multiplied by the current market price (for a futures  contract) or strike price
(for an option contract) of each such unit) of all non-hedge  commodity  futures and commodity option contracts that the Fund has entered into (determined at the time the most recent position was  established)  does not exceed the liquidation value of the Fund's portfolio,  after taking into account unrealized profits and unrealized losses on any such contracts that the Fund has entered into. Pursuant to published  positions of the SEC, the Fund (or its  custodian) may be required to maintain  segregated  accounts  consisting of liquid assets (or, as permitted under applicable regulation, enter into offsetting positions) in connection with its futures contract transactions in order to cover its obligations with respect to such contracts.

                                       4

     Positions in futures  contracts  may be closed out only on an exchange that provides a secondary  market.  However,  there can be no assurance that a liquid secondary market will exist for any particular  futures contract at any specific time.  Therefore,  it might not be possible to close a futures  position and, in the event of adverse price movements,  the Fund would be required to continue to make  variation  margin  deposits.  In  such  circumstances,  if  the  Fund  has insufficient  cash,  it might have to sell  portfolio  securities  to meet daily margin  requirements  at a time  when  it  might  be  disadvantageous  to do so.
Management  intends to minimize the possibility  that it will be unable to close out a futures contract by only entering into futures that are traded on national futures exchanges and for which there appears to be a liquid secondary market.

                            CASH MANAGEMENT PRACTICES

     Pending the investment of new capital in Approved Market equity securities, the Fund will  typically  invest in money  market  instruments  or other  highly
liquid  debt  instruments  denominated  in  U.S.  dollars  (including,   without
limitation,  repurchase  agreements).  The Fund may also invest in money  market mutual funds for temporary cash management purposes.

     In addition, the Fund may invest in repurchase agreements.  In the event of the  bankruptcy  of the other party to a  repurchase  agreement,  the Fund could experience  delay  in  recovering  the  securities  underlying  such  agreement.
Management  believes that this risk can be controlled through stringent security selection criteria and careful monitoring procedures.

                             CONVERTIBLE DEBENTURES

     The Fund may invest up to 5% of its assets in convertible debentures issued by non-U.S.  companies  organized in Approved  Markets.  Convertible  debentures include  corporate  bonds and notes that may be converted  into or exchanged for common stock.  These  securities  are generally  convertible  either at a stated
price or a stated rate (that is, for a specific number of shares of common stock or other  security).  As with  other  fixed  income  securities,  the price of a convertible debenture to some extent varies inversely with interest rates. While providing  a fixed  income  stream  (generally  higher in yield  than the income derived  from a common stock but lower than that  afforded by a  non-convertible debenture),  a convertible  debenture also affords the investor an  opportunity, through its conversion  feature,  to participate in the capital  appreciation of the  common  stock  into which it is  convertible.  As the  market  price of the
underlying  common  stock  declines,   convertible   debentures  tend  to  trade
increasingly on a yield basis and so may not experience market value declines to the same extent as the  underlying  common  stock.  When the market price of the underlying common stock increases, the price of a convertible debenture tends to rise as a reflection of the value of the underlying common stock. To obtain such a higher yield,  the Fund may be required to pay for a convertible  debenture an amount in  excess of the value of the  underlying  common  stock.  Common  stock acquired by the Fund upon  conversion of a convertible  debenture will generally be held for so long as the Advisor  anticipates such stock will provide the Fund with opportunities which are consistent with the Fund's investment objective and policies.

                                       5

                             DIRECTORS AND OFFICERS

Directors

     The Board of Directors of the Fund is  responsible  for  establishing  Fund policies and for  overseeing  the  management of the Fund.  The Directors of the
Fund,  including  all of  the  disinterested  Directors,  have  adopted  written procedures to monitor potential conflicts of interest that might develop between the Feeder Portfolio and the Fund.

     The Board of Directors has two standing committees, the Audit Committee and the  Portfolio  Performance  and  Service  Review  Committee  (the  "Performance
Committee"). The Audit Committee is comprised of George M. Constantinides, Roger
G.  Ibbotson  and  Abbie J.  Smith.  Each  member of the  Audit  Committee  is a disinterested  Director.  The Audit  Committee for the Board oversees the Fund's accounting and financial  reporting policies and practices,  the Fund's internal controls, the Fund's financial statements and the independent audits thereof and performs  other  oversight  functions  as  requested  by the  Board.  The  Audit
Committee for the Board  recommends the  appointment  of the Fund's  independent registered  certified public  accounting firm and also acts as a liaison between the Fund's independent  registered certified public accounting firm and the full
Board.  There were five Audit  Committee  meetings  held  during the fiscal year ended November 30, 2003.

     The  Performance  Committee  is  comprised  of Messrs.  Constantinides  and
Ibbotson,  Ms. Smith, John P. Gould, Myron S. Scholes and Robert C. Merton. Each
member of the Fund's  Performance  Committee is a  disinterested  Director.  The
Performance Committee regularly reviews and monitors the investment  performance of the Fund and reviews the performance of the Fund's service  providers.  There were two  Performance  Committee  meetings  held  during the  fiscal  year ended
November 30, 2003.

     Certain biographical  information for each disinterested  Director and each interested  Director of the Fund is set forth in the tables  below,  including a description  of each  Director's  experience  as a Director of the Fund and as a director  or  trustee  of  other  funds,  as well as other  recent  professional experience.

Disinterested Directors

---------------------- -------- --------- -----------------------------     ---------------- ---------------------
                                Term of
                                Office/1/                                   Portfolios
                                and                                         within the DFA   Other Directorships
                                Length of Principal Occupation During       Fund Complex/2/  of Public Companies
Name, Age and Address  Position Service   Past 5 Years                      Overseen         Held
---------------------- -------- --------- -----------------------------     ---------------- ---------------------
George M.              Director  Since    Leo Melamed Professor of          83 portfolios
Constantinides                   1993     Finance, Graduate School of       in 4
Graduate School of                        Business, University of Chicago.  investment
Business, University                                                        companies
of Chicago
1101 E. 58th Street
Chicago, IL 60637
Date of Birth:
9/22/47

                                       6

---------------------- -------- --------- -----------------------------   ---------------- ---------------------
                                Term of
                                Office/1/                                   Portfolios
                                and                                         within the DFA   Other Directorships
                                Length of Principal Occupation During       Fund Complex/2/  of Public Companies
Name, Age and Address  Position Service   Past 5 Years                      Overseen         Held
---------------------- --------- -------- --------------------------------- ---------------- -----------------------
John P. Gould          Director  Since    Steven G. Rothmeier               83 portfolios    Trustee, Harbor Fund
Graduate School of               1993     Distinguished Service Professor   in 4             (registered
Business, University                      of Economics, Graduate School     investment       investment company)
of Chicago                                of Business, University of        companies        (13 Portfolios).
1101 E. 58th Street                       Chicago. Member of the Boards
Chicago, IL 60637                         of Milwaukee Mutual Insurance
Date of Birth:                            Company and UNext.com.
1/19/39                                   Formerly, Senior Vice
                                          President, Lexecon Inc.
                                          (economics, law, strategy and
                                          finance consulting). Formerly,
                                          President, Cardean University
                                          (division of UNext.com).
                                          Formerly, Trustee, First
                                          Prairie Funds (registered
                                          investment company).
---------------------- --------- -------- --------------------------------- ---------------- -----------------------
Roger G. Ibbotson      Director  Since    Professor in Practice of          83 portfolios
Yale School of                   1993     Finance, Yale School of           in 4
Management                                Management. Director, BIRR        investment
P.O. Box 208200                           Portfolio Analysis, Inc.          companies
New Haven, CT                             (software products). Chairman,
06520-8200                                Ibbotson Associates, Inc.,
Date of Birth:                            Chicago, IL (software, data,
5/27/43                                   publishing and consulting).
                                          Partner, Zebra Capital
                                          Management, LLC (hedge fund
                                          manager).  Formerly, Director,
                                          Hospital Fund, Inc. (investment
                                          management services).
---------------------- --------- -------- --------------------------------- ---------------- -----------------------
Robert C. Merton       Director  Since    John and Natty McArthur           83 portfolios    Director, Vical
Harvard Business                 2003     University Professor, Graduate    in 4             Incorporated
School                                    School of Business                investment       (biopharmaceutical
397 Morgan Hall                           Administration, Harvard           companies        product development).
Soldiers Field                            University (since 1998). George
Boston, MA 02163                          Fisher Baker Professor of
Date of Birth:                            Business Administration,
7/31/44                                   Graduate School of Business
                                          Administration, Harvard
                                          University (1988-1998).
                                          Co-founder, Chief Science
                                          Officer and Director,
                                          Integrated Finance Limited
                                          (since 2002). Director, MF
                                          Risk, Inc. (risk management
                                          software) (since 2001).
                                          Director, Peninsula Banking
                                          Group (bank) (since 2003).
                                          Director, Community First
                                          Financial Group (bank holding
                                          company) (since 2003).
                                          Formerly, Co-Founder and
                                          Principal, Long-Term Capital
                                          Management.
---------------------- --------- -------- --------------------------------- ---------------- -----------------------
Myron S. Scholes       Director  Since    Frank E. Buck Professor           83 portfolios    Director, American
Oak Hill Capital                 1993     Emeritus of Finance, Stanford     in 4             Century Fund Complex
Management, Inc.                          University. Managing Partner,     investment       (registered
2775 Sand Hill Road                       Oak Hill Capital Management       companies        investment companies)
Suite 220                                 (private equity firm).                             (38 Portfolios); and
Menlo Park, CA 94025                      Chairman, Oak Hill Platinum                        Director, Chicago
Date of Birth:                            Partners (hedge fund).                             Mercantile Exchange
7/01/41                                   Director, Chicago Mercantile                       Holdings Inc.
                                          Exchange. Consultant, Arbor
                                          Investors. Formerly, Director,
                                          Smith Breeden Family of Funds.
---------------------- --------- -------- --------------------------------- ---------------- -----------------------
Abbie J. Smith         Director  Since    Boris and Irene Stern Professor   83 portfolios    Director, HON
Graduate School of               2000     of Accounting, Graduate School    in 4             Industries Inc.
Business                                  of Business, University of        investment       (office furniture)
University of Chicago                     Chicago. Formerly, Marvin Bower   companies        and Director, Ryder
1101 East 58th Street                     Fellow, Harvard Business School                    System Inc.
Chicago, IL 60637                         (9/01 to 8/02).                                    (transportation).
Date of Birth:
4/30/53
---------------------- --------- -------- --------------------------------- ---------------- -----------------------

                                       7

Interested Directors

     The following  Interested  Directors are described as such because they are deemed to be  "interested  persons," as that term is defined under the 1940 Act, due to their positions with the Advisor.

---------------------- --------  ----------- -----------------------------    ---------------- ---------------------
                                 Term of
                                 Office/1/                                    Portfolios
                                 and                                          within the DFA   Other Directorships
                                 Length of  Principal Occupation During       Fund Complex/2/  of Public Companies
Name, Age and Address  Position  Service    Past 5 Years                      Overseen         Held
---------------------- --------- ---------- --------------------------------- ---------------- -----------------------
David G. Booth         Chairman, Since      Chairman, Director/Trustee,       83
1299 Ocean Avenue      Director, 1993       President, Chief Executive        portfolios
Santa Monica, CA       President,           Officer and Chief Investment      in 4
90401                  Chief                Officer (beginning in 2003) of    investment
Date of Birth:         Executive            the following companies:          companies
12/02/46               Officer,             Dimensional Fund Advisors Inc.,
                       and                  DFA Securities Inc., Dimensional
                       Chief                Fund Advisors Canada Inc., the
                       Investment           Fund, Dimensional Investment
                       Officer              Group Inc.; DFA Investment
                                            Dimensions Group Inc. and The
                                            DFA Investment Trust Company.
                                            Director of Dimensional Fund
                                            Advisors Ltd. and formerly,
                                            Chief Investment Officer.
                                            Director, President and Chief
                                            Investment Officer (beginning in
                                            2003) of DFA Australia Limited.
                                            Formerly, Director of
                                            Dimensional Funds PLC. Limited
                                            Partner, Oak Hill Partners.
                                            Director, University of Chicago
                                            Business School. Formerly,
                                            Director, SA Funds (registered
                                            investment company). Formerly,
                                            Director of Assante Corporation
                                            (investment management).
---------------------- ---------- --------- ---------------------------------- -------------- ------------------------
Rex A. Sinquefield*    Director  Since      Chairman and Director/Trustee     83
1299 Ocean Avenue      and       1993       (and prior to 2003, Chief         portfolios
Santa Monica, CA       Chairman             Investment Officer) of the        in 4
90401                                       following companies: Dimensional  investment
Date of Birth:                              Fund Advisors Inc., DFA           companies
9/07/44                                     Securities Inc., the Fund,
                                            Dimensional Investment Group
                                            Inc., DFA Investment Dimensions
                                            Group Inc. and The DFA
                                            Investment Trust Company.
                                            Director (and prior to 2003,
                                            Chief Investment Officer) of DFA
                                            Australia Limited. Director and
                                            formerly, President of
                                            Dimensional Fund Advisors Ltd.
                                            Director of Dimensional Funds
                                            PLC and Dimensional Fund
                                            Advisors Canada Inc. Trustee,
                                            St. Louis University. Life
                                            Trustee and Member of Investment
                                            Committee, DePaul University.
                                            Director, The German St. Vincent
                                            Orphan Home. Member of
                                            Investment Committee,
                                            Archdiocese of St. Louis.
---------------------- ---------- --------- ---------------------------------- -------------- ------------------------

/1/  Each  Director  holds  office  for  an  indefinite  term  until  his or her successor is elected and qualified.

/2/  Each  Director  is a director  or  trustee  of each of the four  registered investment companies within the DFA Fund Complex,  which are: the Fund; DFA
     Investment Dimensions Group Inc.; Dimensional Investment Group Inc; and The
     DFA Investment Trust Company.

*    Rex A. Sinquefield and Jeanne C. Sinquefield are husband and wife.

                                       8

     Information  relating to each Director's ownership (including the ownership of his or her  immediate  family) in the Fund and in all  registered  investment companies  in the DFA Fund  Complex as of December  31, 2003 is set forth in the chart below.

------------------------- ------------------------------ -----------------------------------
                                                          Aggregate Dollar Range of Shares
                                                            Owned in All Funds Overseen by
                           Dollar Range of Fund Shares      Trustee in Family of Investment
          Name                      Owned                              Companies
------------------------- ------------------------------ -----------------------------------
Disinterested Directors:
------------------------- ------------------------------ -----------------------------------
George M. Constantinides              None                              None
------------------------- ------------------------------ -----------------------------------
John P. Gould                         None                              None
------------------------- ------------------------------ -----------------------------------
Roger G. Ibbotson                     None                              None
------------------------- ------------------------------ -----------------------------------
Robert C. Merton                      None                              None
------------------------- ------------------------------ -----------------------------------
Myron S. Scholes                      None                         $10,001-50,000
------------------------- ------------------------------ -----------------------------------
Abbie J. Smith                        None                              None
------------------------- ------------------------------ -----------------------------------

------------------------- ------------------------------ -----------------------------------
Interested Directors:
------------------------- ------------------------------ -----------------------------------
David G. Booth                        None                         Over $100,000
------------------------- ------------------------------ -----------------------------------
Rex A. Sinquefield                    None                         Over $100,000
------------------------- ------------------------------ -----------------------------------

     Set forth below is a table listing,  for each Director  entitled to receive compensation,  the  compensation  received  from the Fund during the fiscal year ended  November  30,  2003 and the  total  compensation  received  from all four registered  investment  companies  for which the  Advisor  serves as  investment advisor during that same fiscal year.

                                  Aggregate            Pension or                               Total Compensation
                                 Compensation      Retirement Benefits     Estimated Annual     from the Fund and
                                   from the         as Part of Fund          Benefits upon           DFA Fund
Director                            Fund**              Expenses               Retirement            Complex+
---------------------------  ------------------  ---------------------  --------------------  ------------------
George M. Constantinides...          $749                  N/A                   N/A                 $75,500
John P. Gould..............          $744                  N/A                   N/A                 $75,000
Roger G. Ibbotson..........          $749                  N/A                   N/A                 $75,500
Robert C. Merton*..........          $445                  N/A                   N/A                 $45,833
Myron S. Scholes...........          $626                  N/A                   N/A                 $62,500
Abbie J. Smith.............          $749                  N/A                   N/A                 $75,500

+    The  term  DFA  Fund  Complex  refers  to the  four  registered  investment companies  for  which  the  Advisor  performs  advisory  or  administrative
     services   and  for   which  the   individuals   listed   above   serve  as
     directors/trustees on the Boards of Directors/Trustees of such companies.

*    Mr. Merton was not elected to the boards of the investment companies in the
     DFA Fund Complex until March 3, 2003.

**   Under a deferred  compensation  plan (the "Plan") adopted effective January
     1, 2002, the  disinterested  Directors of the Fund may defer receipt of all or a portion of the  compensation for serving as members of the four Boards of  Directors/Trustees  of the investment companies in the DFA Fund Complex
     (the "DFA Funds").  Amounts  deferred  under the Plan are treated as though equivalent dollar amounts had been invested in shares of a cross-section of the DFA Funds (the "Reference  Funds").  The amounts ultimately received by the  disinterested  Directors under the Plan will be directly linked to the investment  performance  of  the  Reference  Funds.  Deferral  of  fees  in accordance with the Plan will have a negligible  effect on a fund's assets, liabilities,  and net  income per  share,  and will not  obligate a fund to retain the services of any disinterested  Director or to pay any particular level of compensation to the  disinterested  Director.  The total amount of deferred  compensation accrued by the disinterested  Directors from the DFA
     Fund  Complex  who  participated  in the Plan  during the fiscal year ended
     November 30, 2003 is as follows: $75,500 (Mr. Constantinides), $75,000 (Mr.
     Gould),  $75,500 (Mr.  Ibbotson) and $75,500 (Ms.  Smith).  A disinterested
     Director's deferred compensation will be distributed at the earlier of:

                                       9

     (a) January in the year after the disinterested Director's resignation from the Boards of  Directors/Trustees of the DFA Funds, or death or disability;
     or (b) five years  following  the first  deferral,  in such  amounts as the disinterested  Director has specified.  The obligations of the DFA Funds to make payments under the Plan will be unsecured  general  obligations of the
     DFA Funds, payable out of the general assets and property of the DFA Funds.

Officers

     Below is the name, age, and information  regarding  positions with the Fund and the principal  occupation  for each officer of the Fund. The address of each officer is 1299 Ocean Avenue,  11th Floor,  Santa Monica,  CA 90401. Each of the
officers  listed below holds the same office (except as otherwise  noted) in the following  entities:  Dimensional  Fund Advisors Inc., DFA Securities  Inc., DFA
Investment  Dimensions  Group Inc.,  Dimensional  Investment Group Inc., The DFA
Investment  Trust  Company,  and  Dimensional  Emerging  Markets Value Fund Inc.
(collectively, the "DFA Entities").

------------------------- --------------------- ----------- ---------------------------------------------------
                                                 Term of
                                                 Office/1/
                                                   and
                                                Length of       Principal Occupation During
        Name and Age            Position         Service                Past 5 Years
------------------------- --------------------- ----------- ----------------------------------------------------
Arthur H. Barlow          Vice President        Since      Vice President of all the DFA Entities. Formerly,
Date of Birth: 11/07/55                         1993       Vice President of DFA Australia Limited and
                                                           Dimensional Fund Advisors Ltd.
------------------------- --------------------- ---------- -----------------------------------------------------
Valerie A. Brown          Vice President and    Since      Vice President and Assistant Secretary of all the
Date of Birth: 1/24/67    Assistant Secretary   2001       DFA Entities, DFA Australia Limited, Dimensional
                                                           Fund Advisors Ltd. and since June 2003, Dimensional
                                                           Fund Advisors Canada Inc.  Since March 2000, legal
                                                           counsel for Dimensional Fund Advisors Inc.
                                                           Formerly at Jones, Day, Reavis & Pogue.
------------------------- --------------------- ---------- -----------------------------------------------------
Truman A. Clark           Vice President        Since      Vice President of all the DFA Entities. Formerly,
Date of Birth: 4/08/41                          1996       Vice President of DFA Australia Limited and
                                                           Dimensional Fund Advisors Ltd.
------------------------- --------------------- ---------- -----------------------------------------------------
James L. Davis            Vice President        Since      Vice President of all the DFA Entities. Formerly,
Date of Birth: 11/29/56                         1999       Vice President DFA Australia Limited and
                                                           Dimensional Fund Advisors Ltd.  Formerly at Kansas
                                                           State University, Arthur Andersen & Co. and
                                                           Phillips Petroleum Co.
------------------------- --------------------- ---------- -----------------------------------------------------
Robert T. Deere           Vice President        Since      Vice President of all the DFA Entities and DFA
Date of Birth: 10/08/57                         1994       Australia Limited.  Formerly, Vice President of
                                                           Dimensional Fund Advisors Ltd.
------------------------- --------------------- ---------- -----------------------------------------------------
Robert W. Dintzner        Vice President        Since      Vice President of all the DFA Entities. Prior to
Date of Birth: 3/18/70                          2001       April 2001, marketing supervisor and marketing
                                                           coordinator for Dimensional Fund Advisors Inc.
                                                           Formerly, Vice President DFA Australia Limited.
------------------------- --------------------- ---------- -----------------------------------------------------
Richard A. Eustice        Vice President and    Since      Vice President and Assistant Secretary of all the
Date of Birth: 8/05/65    Assistant Secretary   1998       DFA Entities and DFA Australia Limited.  Formerly,
                                                           Vice President of Dimensional Fund Advisors Ltd.
------------------------- --------------------- ---------- -----------------------------------------------------
Eugene F. Fama, Jr.       Vice President        Since      Vice President of all the DFA Entities. Formerly,
Date of Birth: 1/21/61                          1993       Vice President of DFA Australia Limited and
                                                           Dimensional Fund Advisors Ltd.
------------------------- --------------------- ---------- -----------------------------------------------------
Robert M. Fezekas         Vice President        Since      Vice President of all the DFA Entities. Prior to
Date of Birth: 10/28/70                         2001       December 2001, Portfolio Manager of Dimensional
                                                           Fund Advisors Inc.
------------------------- --------------------- ---------- -----------------------------------------------------
Damon S. Fisher           Vice President        Since      Vice President of all the DFA Entities. Prior to
Date of Birth: 8/2/68                           2004       April 2004, institutional client service
                                                           representative of Dimensional Fund Advisors Inc.
------------------------- --------------------- ---------- -----------------------------------------------------
Gretchen A. Flicker       Vice President        Since      Vice President of all the DFA Entities. Prior to
Date of Birth: 6/9/71                           2004       April 2004, institutional client service
                                                           representative of Dimensional Fund Advisors Inc.
------------------------- --------------------- ---------- -----------------------------------------------------
Glenn S. Freed            Vice President        Since      Vice President of all the DFA Entities. Formerly,
Date of Birth: 11/24/61                         2001       Professor and Associate Dean of the Leventhal
                                                           School of Accounting (September 1998 to August
                                                           2001) and Academic Director Master of Business
                                                           Taxation Program (June 1996 to August 2001) at the
                                                           University of Southern California Marshall School
                                                           of Business.

                                  10

------------------------- --------------------- ---------- -----------------------------------------------------
Henry F. Gray             Vice President        Since      Vice President of all the DFA Entities. Prior to
Date of Birth: 9/22/67                          2000       July 2000, Portfolio Manager of Dimensional Fund
                                                           Advisors Inc.  Formerly, Vice President of DFA
                                                           Australia Limited.
------------------------- --------------------- ---------- -----------------------------------------------------
Kamyab Hashemi-Nejad      Vice President,       Since      Vice President, Controller and Assistant Treasurer
Date of Birth: 1/22/61    Controller and        1997       of all the DFA Entities, DFA Australia Limited and
                          Assistant Treasurer              Dimensional Fund Advisors Ltd.  Formerly, Assistant
                                                           Secretary of Dimensional Fund Advisors Ltd.
------------------------- --------------------- ---------- -----------------------------------------------------
Christine W. Ho           Vice President        Since      Vice President of all the DFA Entities. Prior to
Date of Birth: 11/29/67                         2004       April 2004, Assistant Controller of Dimensional
                                                           Fund Advisors Inc.
------------------------- --------------------- ---------- -----------------------------------------------------
Jeff J. Jeon              Vice President        Since      Vice President of all the DFA Entities. Prior to
Date of Birth: 11/11/73                         2004       April 2004, counsel of Dimensional Fund Advisors
                                                           Inc. Formerly, an Associate at Gibson, Dunn &
                                                           Crutcher LLP (September 1997 to August 2001).
------------------------- --------------------- ---------- -----------------------------------------------------
Patrick Keating           Vice President        Since      Vice President of all the DFA Entities and
Date of Birth: 12/21/54                         2003       Dimensional Fund Advisors Canada Inc. (since June
                                                           2003).  Formerly, Director, President and Chief
                                                           Executive Officer, Assante Asset Management Inc.
                                                           (October 2000 to December 2002); Director, Assante
                                                           Capital Management (October 2000 to December 2002);
                                                           President and Chief Executive Officer, Assante
                                                           Capital Management (October 2000 to April 2001);
                                                           Executive Vice President, Assante Corporation (May
                                                           2001 to December 2002); Director, Assante Asset
                                                           Management Ltd. (September 1997 to December 2002);
                                                           President and Chief Executive Officer, Assante
                                                           Asset Management Ltd. (September 1998 to May 2001);
                                                           Executive Vice President, Loring Ward (financial
                                                           services company) (January 1996 to September 1998).
------------------------- --------------------- ---------- -----------------------------------------------------
Joseph F. Kolerich        Vice President        Since      Vice President of all the DFA Entities. From April
Date of Birth: 11/7/71                          2004       2001 to April 2004, Portfolio Manager for
                                                           Dimensional Fund Advisors Inc. Formerly, a trader
                                                           at Lincoln Capital Fixed Income Management
                                                           (formerly Lincoln Capital Management Company).
------------------------- --------------------- ---------- -----------------------------------------------------
Heather H. Mathews        Vice President        Since      Vice President of all the DFA Entities and
Date of Birth: 12/12/69                         2004       Dimensional Fund Advisors Ltd.  Prior to April
                                                           2004, Portfolio Manager for Dimensional Fund
                                                           Advisors Inc.  Formerly, Graduate Student at
                                                           Harvard University (August 1998 to June 2000).

------------------------- --------------------- ---------- -----------------------------------------------------
David M. New              Vice President        Since      Vice President of all the DFA Entities.  Formerly,
Date of Birth:  02/09/60                        2003       Client Service Manager of Dimensional Fund Advisors
                                                           Inc.  Formerly, Director of Research, Wurts and
                                                           Associates (investment consulting firm) (December
                                                           2000 to June 2002); and President, Kobe Investment
                                                           Research (August 1999 to November 2000).
------------------------- --------------------- ---------- -----------------------------------------------------
Catherine L. Newell       Vice President and    Vice       Vice President and Secretary of all the DFA
Date of Birth: 5/07/64    Secretary             President  Entities.  Vice President and Assistant Secretary
                                                since      of DFA Australia Limited.  Director, Vice President
                                                1997 and   and Secretary of Dimensional Fund Advisors Ltd.
                                                Secretary  (since February 2002, April 1997 and May 2002,
                                                since      respectively). Vice President and Secretary of
                                                 2000      Dimensional Fund Advisors Canada Inc. (since June
                                                           2003).  Director of Dimensional Funds plc (since
                                                           January 2002).  Formerly, Assistant Secretary of
                                                           all DFA Entities and Dimensional Fund Advisors Ltd.
------------------------- --------------------- ---------- -----------------------------------------------------
David A. Plecha           Vice President        Since      Vice President of all the DFA Entities, DFA
Date of Birth: 10/26/61                         1993       Australia Limited and Dimensional Fund Advisors Ltd.
------------------------- --------------------- ---------- -----------------------------------------------------
Eduardo A. Repetto        Vice President        Since      Vice President of all the DFA Entities. Formerly,
Date of Birth: 1/28/67                          2002       Research Associate for Dimensional Fund Advisors
                                                           Inc. (June 2000 to April 2002). Formerly, Research
                                                           scientist (August 1998 to June 2000), California
                                                           Institute of Technology.
------------------------- --------------------- ---------- -----------------------------------------------------
Michael T. Scardina       Vice President,       Since      Vice President, Chief Financial Officer and
Date of Birth: 10/12/55   Chief Financial       1993       Treasurer of all the DFA Entities, DFA Australia
                          Officer and Treasurer            Limited, Dimensional Fund Advisors Ltd. and since
                                                           June 2003, Dimensional Fund Advisors Canada Inc.
                                                           Director of Dimensional Fund Advisors Ltd. (since
                                                           February 2002) and Dimensional Funds plc (since
                                                           January 2002).

                                  11

------------------------- --------------------- ---------- -----------------------------------------------------
David E. Schneider        Vice President        Since      Vice President of all the DFA Entities. Prior to
Date of Birth: 1/26/46                          2001       2001, Regional Director of Dimensional Fund
                                                           Advisors Inc.
------------------------- --------------------- ---------- -----------------------------------------------------
John C. Siciliano         Vice President        Since      Vice President of all the DFA Entities. Currently,
Date of Birth: 8/24/54                          2001       Director of Global Institutional Services of
                                                           Dimensional Fund Advisors Inc.  Director of
                                                           Dimensional Fund Advisors Ltd. (since May 2001).
                                                           Formerly, Vice President of DFA Australia Limited.
                                                           Formerly, Director of Dimensional Funds plc.
                                                           Formerly, Managing Principal, Payden & Rygel
                                                           Investment Counsel  (April 1998 to December 2000).
------------------------- --------------------- ---------- -----------------------------------------------------
Jeanne C. Sinquefield,    Executive Vice        Since      Executive Vice President of all the DFA Entities
Ph.D.*                                          1993       and DFA Australia Limited. Vice President
Date of Birth: 12/02/46   President                        (formerly, Executive Vice President) of Dimensional
                                                           Fund Advisors Ltd. (since January 2003) and
                                                           Dimensional Fund Advisors Canada Inc. (since June
                                                           2003).
------------------------- --------------------- ---------- -----------------------------------------------------
Grady M. Smith            Vice President        Since      Vice President of all the DFA Entities. From August
Date of Birth: 5/26/56                          2004       2001 to April 2004, Portfolio Manager of
                                                           Dimensional Fund Advisors Inc.  Formerly, Principal
                                                           of William M. Mercer, Incorporated (July 1995 to
                                                           June 2001).
------------------------- --------------------- ---------- -----------------------------------------------------
Carl G. Snyder            Vice President        Since      Vice President of all the DFA Entities. Prior to
Date of Birth: 6/08/63                          2000       July 2000, Portfolio Manager of Dimensional Fund
                                                           Advisors Inc.  Formerly, Vice President of DFA
                                                           Australia Limited.
------------------------- --------------------- ---------- -----------------------------------------------------
Lawrence R. Spieth        Vice President        Since      Vice President of all the DFA Entities.  Prior to
Date of Birth: 11/10/47                         2004       April 2004, institutional client service
                                                           representative of Dimensional Fund Advisors Inc.
------------------------- --------------------- ---------- -----------------------------------------------------
Karen Umland              Vice President        Since      Vice President of all the DFA Entities, DFA
Date of Birth: 3/10/66                          1997       Australia Limited, Dimensional Fund Advisors Ltd.
                                                           and since June 2003, Dimensional Fund Advisors
                                                           Canada Inc.
------------------------- --------------------- ---------- -----------------------------------------------------
Carol W. Wardlaw          Vice President        Since      Vice President of all the DFA Entities.  Prior to
Date of Birth: 8/7/58                           2004       April 2004, institutional client service
                                                           representative of Dimensional Fund Advisors Inc.
------------------------- --------------------- ---------- -----------------------------------------------------
Weston J. Wellington      Vice President        Since      Vice President of all the DFA Entities.  Formerly,
Date of Birth: 3/01/51                          1997       Vice President of DFA Australia Limited.
------------------------- --------------------- ---------- -----------------------------------------------------
Daniel M. Wheeler         Vice President        Since      Vice President of all the DFA Entities.  Prior to
Date of Birth: 3/03/45                          2001       2001 and currently, Director of Global Financial
                                                           Advisor Services of Dimensional Fund Advisors Inc.
                                                           Director of Dimensional Fund Advisors Ltd. (since
                                                           October 2003) and President of Dimensional Fund
                                                           Advisors Canada Inc. (since June 2003).
------------------------- --------------------- ---------- -----------------------------------------------------

/1/  Each  officer  holds office for an  indefinite  term at the pleasure of the
     Board of Directors and until his or her successor is elected and qualified.

*    Rex A. Sinquefield and Jeanne C. Sinquefield are husband and wife.

 Directors and officers as a group own less than 1% of the Fund's outstanding stock.

                              SERVICES TO THE FUND

Administrative Services

     PFPC Inc. ("PFPC") serves as the  administrative  and accounting  services, dividend  disbursing and transfer  agent for the Fund. The services  provided by
PFPC are  subject to  supervision  by the  executive  officers  and the Board of
Directors of the Fund, and include day-to-day keeping and maintenance of certain records,  calculation  of the  offering  price  of the  shares,  preparation  of reports, liaison with the Fund's custodian, and transfer and dividend

                                       12

     disbursing  agency  services.  For its services,  the Fund pays PFPC annual fees which are set forth below:

     0.1230% of the first $300 million of net assets
     0.0615% of the next $300 million of net assets
     0.0410% of the next $250 million of net assets
     0.0205% of the net assets over $850 million

     The Fund is subject to a $75,000 per year minimum  fee.  PFPC has agreed to limit the minimum fee for the Fund from time to time. The Fund and certain other funds managed by the Advisor that invest in foreign securities  ("Foreign Equity
Funds") also pay PFPC a fee for providing fair value pricing services. The total annual fee for the fair value  pricing  services is  calculated  by  aggregating
Foreign Equity Fund by Foreign Equity Fund an amount equal to the greater of (i)
0.005% of each Foreign Equity Fund's assets or (ii) $20,000, and then allocating such total annual fee among the Foreign Equity Funds based on net assets.

     The Fund may, as is deemed necessary or appropriate,  employ administrators in other  countries  in which it  invests.  Certain  emerging  market  countries require  a local  entity  to  provide  administrative  services  for all  direct investments  by  foreigners.  Where  required by local law,  the Fund intends to retain a local  entity  to  provide  such  administrative  services.  The  local administrator will be paid a fee by the Fund for its services.  Generally,  such services  will be  contracted  for through the  custodian,  or through a foreign sub-custodian located in the particular country.

Custodian

     Citibank, N.A., the custodian for the Fund, maintains a separate account or accounts for the Fund;  receives,  holds and releases  portfolio  securities  on account of the Fund; makes receipts and  disbursements of money on behalf of the
Fund; and collects and receives income and other payments and  distributions  on account of the Fund's portfolio securities.

Distributor

     The Fund's  shares are  distributed  by DFA  Securities  Inc.  ("DFAS"),  a wholly-owned  subsidiary of the Advisor. DFAS is registered as a limited purpose broker-dealer  under the Securities  Exchange Act of 1934 and is a member of the
National Association of Securities Dealers,  Inc. The principal business address of DFAS is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.

     DFAS acts as an agent of the Fund by serving as the  principal  underwriter of the Fund's shares. Pursuant to the Fund's Distribution  Agreement,  DFAS uses its best  efforts to seek or arrange  for the sale of shares of the Fund,  which are continuously offered. No sales charges are paid by investors or the Fund. No compensation is paid by the Fund to DFAS under the Distribution Agreement.

                                       13

Independent Registered Certified Public Accounting Firm

     PricewaterhouseCoopers  LLP is the independent  registered certified public accounting  firm to the Fund and audit the annual  financial  statements  of the
Fund. Their address is 200 East Las Olas Boulevard,  Suite 1700, Ft. Lauderdale,
FL 33301.

                                  ADVISORY FEES

     For the services it provides as investment advisor to the Fund, the Advisor is entitled to receive from the Fund a fee, payable monthly,  at the annual rate of 0.10% of the  aggregate  net assets of the Fund.  For the fiscal years ending
November 30, 2003,  2002, and 2001, the Fund paid management fees to the Advisor for its services of  $398,000,  $333,000 and  $284,000,  respectively.  David G.
Booth and Rex A.  Sinquefield,  directors  and officers of both the Fund and the
Advisor,  and  shareholders of the Advisor's  outstanding  stock,  may be deemed controlling persons of the Advisor.

     The Advisor  pays DFAL  quarterly  fees of 12,500  pounds  sterling and DFA
Australia fees of $13,000 per year for services to the Fund.

     In approving the continuation of the advisory  agreement (and  sub-advisory agreement) for the Fund, the Board of Directors (the "Board"),  including  those
Directors who are not  "interested  persons" (as defined in the 1940 Act) of the
Fund or the Advisor (the "Disinterested Board Members"),  considered a number of factors,  including:  (i) the nature, extent and quality of services provided by the Advisor (or the  sub-advisor)  to the Fund; (ii) the fees and expenses borne by the Fund;  and (iii) the  performance of the Fund relative to a selected peer group of funds. When considering the nature and quality of the services provided by the Advisor (or the  sub-advisor) for the Fund, the Board reviewed the scope, depth and experience of the Advisor's (or the  sub-advisor's)  organization  and the investment  professionals  currently  providing  management  services to the
Fund.  The  Board  evaluated  the  Advisor's  (or the  sub-advisor's)  portfolio management  process.  The Board also  considered  the nature  and  character  of non-investment management services provided by the Advisor. When considering the fees and expenses borne by the Fund, and considering the  reasonableness  of the management  fees paid to the Advisor (and the fees paid to the  sub-advisor)  in light of the services  provided to Fund and any additional  benefits received by the Advisor (or its affiliates,  including,  if applicable,  the sub-advisor) in connection with providing such services,  the Board compared the fees charged by the  Advisor  to Fund to the  fees  charged  the  funds in its  peer  group  for comparable  services,  and analyzed  the  expenses  incurred by the Advisor with
respect  to  the  Fund.   The  Board  also  reviewed  the  Advisor's   (and  the
sub-advisor's)  operations,   financial  condition,  and  financial  results  in
managing  the  Fund.  The Board  noted,  among  other  things,  that the  Fund's management  fees and total  expenses as a  percentage  of its average net assets over  various  periods  were highly  favorable  in relation to its peer group of funds.  In  considering  the  performance  of the Fund,  the Board  compared the performance of the Fund to the  performance  of a peer group of funds,  and also reviewed the sales and  redemption  activity of the Fund.  After  requesting and reviewing such materials as it deemed necessary, and based on the considerations
described  above,  including  the  high-quality  of  the  personnel,   financial
condition,  investment advisory  capabilities,  portfolio management process and the  performance  of the  Advisor  (or  the  sub-advisor)  with  respect  to the management of the Fund, the Board concluded that the

                                       14

management  fees of the Fund are fair,  both  absolutely and in comparison  with those of other funds in its peer group and the industry at large,  the scope and quality of the  services to be provided by the Advisor (or the  sub-advisor)  to the Fund were  consistent  with the Fund's  operational  requirements,  and that shareholders  have received  reasonable value in return for paying such fees and expenses.  The Board also determined  that the  performance  results of the Fund were reasonable, as compared with relevant performance standards and appropriate market indices. The Board, including the Disinterested Board Members,  therefore concluded that the continuation of the advisory  agreement (and the sub-advisory agreement)  for  the  Fund  was in  the  best  interests  of the  Fund  and  its shareholders.

                               GENERAL INFORMATION

     The Fund was incorporated under Maryland law on January 9, 1991. The shares of the Fund, when issued and paid for in accordance with the Fund's registration
statement,   will  be  fully  paid  and  non-assessable   shares,   with  equal,
non-cumulative  voting rights and no  preferences  as to  conversion,  exchange, dividends,  redemption  or any other  feature.  On  December  2, 1998,  the Fund changed its name from  Dimensional  Emerging  Markets  Fund Inc. to  Dimensional
Emerging Markets Value Fund Inc.

     On November  21, 1997,  the  shareholders  of the Fund  approved the Fund's conversion  from a  closed-end  management  investment  company  to an  open-end management  investment  company  registered  with  the SEC.  The Fund  commenced operations as an open-end company on November 26, 1997.

                                 CODES OF ETHICS

     The Fund,  the Advisor and DFAS have  adopted a Code of Ethics,  under Rule
17j-1 of the 1940 Act,  for  certain  access  persons  of the Fund.  The Code is designed to ensure that access  persons act in the  interest of the Fund and its shareholders,  with respect to any  personal  trading of  securities.  Under the
Code,  access persons are generally  prohibited from knowingly buying or selling securities (except for mutual funds, U.S. government securities and money market instruments) which are being purchased,  sold or considered for purchase or sale by the Fund unless their  proposed  purchases are approved in advance.  The Code also contains certain  reporting  requirements and securities  trading clearance procedures.

                               SHAREHOLDER RIGHTS

     With respect to matters which require  shareholder  approval,  shareholders are entitled to vote only with  respect to matters  which affect the interest of the class of shares which they hold, except as otherwise  required by applicable law. If liquidation of the Fund should occur,  shareholders would be entitled to receive on a per class basis the assets of the  particular  class  whose  shares they own, as well as a  proportionate  share of Fund assets not  attributable to any  particular  class.  Ordinarily,  the Fund does not  intend  to hold  annual meetings  of its  shareholders,  except  as  required  by the  1940 Act or other applicable  law.  The  Fund's  bylaws  provide  that  special  meetings  of  its shareholders  shall be called at the written consent of 10% of the shareholders.
Such meeting may be called to consider any matter, including the removal of one

                                       15

or more directors.  Shareholders will receive  shareholder  communications  with respect to such matters as required by the 1940 Act,  including  semi-annual and annual financial  statements of the Fund, the latter being audited at least once each year.

     Shareholder  inquiries  may be made by writing  or calling  the Fund at the address or  telephone  number  appearing on the cover of this Part B. Only those individuals whose signatures are on file for the account in question may receive specific account information or make changes in the account registration.

                         PRINCIPAL HOLDERS OF SECURITIES

     As of October 31, 2004,  no person may be deemed to control the Fund either by owning  more  than 25% of the  voting  securities  of the Fund  directly  or, through the operation of pass-through  voting rights, by owning more than 25% of the voting  securities  of the Feeder  Portfolio  that invests its assets in the
Fund.

     As of October 31, 2004, the following  shareholders  owned  beneficially at least 5% of the  outstanding  shares of the Fund,  as set  forth  below.  Unless otherwise indicated,  the address of each shareholder is 1299 Ocean Avenue, 11th
Floor, Santa Monica, CA 90401:

     Emerging Markets Value Portfolio                            74.83%
          of DFA Investment Dimensions Group Inc.

     BellSouth Master Pension Trust                              21.16%
     1155 Peachtree Street, N.E.
     Atlanta, Georgia 30309-7629

                               PURCHASE OF SHARES

     The following  information  supplements the information set forth in Part A under the caption "PURCHASE OF SHARES."

     The Fund will accept  purchase and  redemption  orders on each day that the
New York Stock Exchange ("NYSE") is open for business, regardless of whether the
Federal Reserve System is closed.  However,  no purchases by wire may be made on any day that the Federal  Reserve  System is closed.  The Fund will generally be closed on days that the NYSE is closed.  The NYSE is scheduled to be open Monday through  Friday  throughout  the year  except for days closed to  recognize  New
Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday,  Memorial
Day,  Independence  Day, Labor Day,  Thanksgiving and Christmas Day. The Federal
Reserve System is closed on the same days as the NYSE, except that it is open on
Good Friday and closed on Columbus Day and Veterans' Day. Orders for redemptions and purchases will not be processed if the Fund is closed.

     The Fund  reserves  the  right,  in its sole  discretion,  to  suspend  the offering of shares of the Fund or reject  purchase  orders when, in the judgment of management, such suspension or

                                       16

rejection is in the best interest of the Fund.  Securities  accepted in exchange for shares of the Fund will be  acquired  for  investment  purposes  and will be considered  for sale under the same  circumstances  as other  securities  in the
Fund.

                              REDEMPTION OF SHARES

     The following  information  supplements the information set forth in Part A under the caption "REDEMPTION OF SHARES."

     The Fund may suspend redemption privileges or postpone the date of payment:
(1)  during  any  period  when the NYSE is  closed,  or  trading  on the NYSE is restricted  as  determined  by the SEC,  (2) during any period when an emergency exists  as  defined  by the  rules  of the SEC as a  result  of  which it is not reasonably  practicable  for the Fund to dispose of  securities  owned by it, or fairly to determine  the value of its assets,  and (3) for such other periods as the SEC may permit.

                              TAXATION OF THE FUND

     The following is a summary of some of the federal  income tax  consequences of  investing  in the  Fund.  Unless  you are  invested  in the Fund  through  a retirement  plan,  you should  consider the tax  implications  of investing  and consult your own tax adviser.

Distributions of Net Investment Income

     The Fund receives income generally in the form of dividends and interest on its  investments.  This income,  less expenses  incurred in the operation of the
Fund,  constitutes its net investment income from which dividends may be paid to its shareholders.  If you are a taxable investor,  any distributions by the Fund from  such  income  (other  than  qualified  dividends)  will  be  taxable  to a shareholder  as  ordinary  income,  whether  they  are  received  in  cash or in additional shares. A portion of the income dividends paid to shareholders may be qualified dividends eligible to be taxed at reduced rates.

Distributions of Qualified Dividend income

     Under the 2003 Tax Act,  dividends  earned on the following  income sources will  be  subject  to a  maximum  rate  of tax of 15%  for  individuals  (5% for individuals in the 10% and 15% federal rate bracket):

o    dividends paid by domestic corporations, and
o    dividends paid by qualified foreign corporations, including:
     -    corporations incorporated in a possession of the U.S.,
     -    corporations  eligible  for  benefits  of a  comprehensive  income tax treaty with the United States that the Treasury Department  determines is satisfactory (including an exchange of information program), and
     -    corporations  whose  stock  is  readily  tradable  on  an  established securities market in the United States.

                                       17

For  individuals  in the 10%  and  15% tax  brackets,  the  rate  for  qualified dividends received in calendar year 2008 is further reduced from 5% to 0%.

Dividends from  corporations  exempt from tax,  dividends from foreign  personal holding companies,  foreign investment  companies and passive foreign investment companies  (PFICs),  and dividends paid from interest earned by the Fund on debt securities generally will not qualify for this favorable tax treatment.

Both the Fund and its investors must each separately meet certain holding period requirements  to qualify Fund dividends for this  treatment.  Specifically,  the
Fund  must  hold the  stock  for at  least 61 days  during  the  120-day  period beginning 60 days before the stock  becomes  ex-dividend.  Similarly,  investors must hold their  Fund  shares for at least 61 days  during  the  120-day  period beginning 60 days before the Fund distribution goes ex-dividend. The ex-dividend date is the first date  following  the  declaration  of a dividend  on which the purchaser  of stock is not  entitled  to  receive  the  dividend  payment.  When counting the number of days you held your Fund shares,  include the day you sold your  shares  but not  the  day  you  acquired  these  shares.  Under  technical correction  legislation  introduced  in the U.S.  Congress in December  2003,  a proposal  has been  made to extend  the  120-day  period  to 121  days.  If this provision  becomes law, it will allow  shareholders who purchase their shares on the day before the ex-dividend date and hold their shares for 61 or more days to report their  dividends as qualified  dividends on their  individual  income tax returns.

While the income  received in the form of a  qualified  dividend is taxed at the same rates as long-term  capital gains,  such income will not be considered as a long-term capital gain for other federal income tax purposes.  For example,  you will not be allowed to offset your long-term  capital  losses against  qualified dividend income on your federal income tax return. Any qualified dividend income that  you  elect  to be taxed at these  reduced  rates  also  cannot  be used as investment income in determining your allowable investment interest expense. For other  limitations on the amount of or use of qualified  dividend income on your income tax return, please contact your tax advisor.

After the close of its fiscal year,  the Fund will  designate the portion of its ordinary  dividend  income that that meets the definition of qualified  dividend income  taxable at reduced  rates.  If 95% or more of the Fund's  income is from qualified  sources,  it will be allowed to designate 100% of its ordinary income distributions as qualified  dividend income.  This designation rule may have the effect of converting small amounts of ordinary income or net short-term  capital gains,  that  otherwise  would be taxable as  ordinary  income,  into  qualified dividend income eligible for taxation at reduced rates.

Distributions of Capital Gains

The Fund may derive  capital gains and losses in connection  with sales or other dispositions  of its portfolio  securities.  Distributions  by the Fund from net short-term  capital  gain will be taxable to  shareholders  as ordinary  income.
Distributions   paid  from  net  long-term  capital  gain  will  be  taxable  to shareholders as long-term capital gain, regardless of how long the shares of the
Fund  have  been  held.  Any net  capital  gain of the  Fund  generally  will be distributed once

                                       18

each year, and may be distributed  more  frequently,  if necessary,  in order to reduce or eliminate federal excise or income taxes on the Fund.

     Capital gain dividends and any net long-term capital gains you realize from the sale of  Portfolio  shares are  subject to a maximum  rate of tax of 15% for individuals (5% for individuals in the 10% and 15% federal income tax brackets).
For  individuals  in the 10% and 15% tax  brackets,  the rate for net  long-term capital gains realized in calendar year 2008 is further reduced from 5% to 0%.

Sunsetting of Provisions

     The special  provisions  of the 2003 Tax Act dealing with reduced  rates of taxation for qualified  dividends and net long-term  capital gains are scheduled to sunset on December 31, 2008,  unless  extended or made permanent  before that date.  If these rules do sunset,  the prior rates of taxation of  dividends  (as ordinary  income) under the 2001 Tax Act will again apply for 2009 and 2010, and will then sunset and be replaced  (unless these  provisions are extended or made permanent) with income tax rates and provisions in effect prior to the effective date of the 2001 Tax Act.  If the 2003 Tax Act  changes  do sunset in 2008,  the rules on  taxation  of capital  gains that were in effect  prior to the 2003 Tax
Act,  including  provisions for the taxation of five-year  gains,  will again be effective for 2009 and later years.

Election to be Taxed as a Regulated Investment Company

     The Fund intends to qualify each year as a regulated  investment company by satisfying certain distribution and asset diversification requirements under the
Internal  Revenue  Code,  as amended  (the  "Code").  As a regulated  investment company,  the Fund  generally pays no federal income tax on the income and gains it distributes to its shareholders. The Board reserves the right not to maintain the  qualification  of  the  Fund  as a  regulated  investment  company,  if  it determines that such course of action to be beneficial to shareholders.  In such case, the Fund will be subject to federal,  and possibly state,  corporate taxes on its taxable income and gains, and distributions to shareholders will be taxed as ordinary  dividend income to the extent of the Fund's available  earnings and profits.

Excise Tax Distribution Requirement

     To avoid federal excise taxes,  the Code requires the Fund to distribute to you by December 31 of each year, at a minimum, the following amounts:

o    98% of its taxable ordinary income earned during the calendar year;
o    98% of its capital  gain net income  earned  during the twelve month period ending October 31; and
o    100% of any  undistributed  amounts of these  categories  of income or gain from the prior year.

     The Fund intends to declare and pay these  distributions in December (or to pay them in January, in which case you must treat them as received in December), but can  give no  assurances  that  its  distributions  will  be  sufficient  to eliminate all taxes.

                                       19

Effect of Foreign Investments on Distributions

     Most foreign  exchange gains derived from the sale of debt  instruments are treated as  ordinary  income by the Fund.  Similarly,  foreign  exchange  losses derived by the Fund on the sale of debt  instruments  are  generally  treated as ordinary losses. These gains, when distributed,  will be taxable to shareholders as ordinary  dividends,  and any losses will reduce the Fund's  ordinary  income distributions  to  shareholders,  and  may  cause  some  or all  of  the  Fund's previously  distributed  income to be  classified  as a return of capital.  This treatment could increase or reduce the Fund's ordinary income  distributions  to shareholders,  and may cause  some or all of the Fund's  previously  distributed income to be classified as a return of capital.

Effect of Foreign Withholding Taxes

     The Fund may be subject to foreign withholding taxes on income from certain foreign securities. This, in turn, could reduce the Fund's income dividends paid to shareholders.

PFIC Securities

     The Fund may invest in securities of foreign  entities that could be deemed for tax  purposes  to be passive  foreign  investment  companies  (PFICs).  When
investing  in  PFIC  securities,   the  Fund  intends  to  mark-to-market  these
securities  and  recognize  any gains at the end of its  fiscal  and  excise tax years.  Deductions for losses are allowable only to the extent of any current or previously  recognized  gains.  These gains  (reduced by  allowable  losses) are treated as ordinary income that the Fund is required to distribute,  even though it has not sold the securities.

Dividends Received Deduction

     Dividends  derived  by the  Fund  generally  will be  earned  on  portfolio securities  of  non-U.S.  issuers,  and  are not  expected  to  qualify  for the corporate dividends-received deduction.

Limitation on Deductibility of Losses

     Losses  incurred on the sale of  securities by the Fund to another fund may be disallowed if, as of the date of sale,  the selling and purchasing  funds are considered  related  parties.  If the  selling  and  purchasing  funds  are both corporations,  they are treated as related parties if five or fewer persons, who are individuals,  estates or trusts, own, directly or indirectly,  more than 50%
of the  outstanding  shares in both the selling  and  purchasing  funds.  If the selling and  purchasing  funds are a  corporation  and a  partnership,  they are treated as related parties if the same persons own, directly or indirectly, more than 50% of the outstanding shares in both the selling and purchasing funds.

Redemption of Portfolio Shares

     For shareholders  subject to tax,  redemptions and exchanges of Fund shares are taxable  transactions  for federal and state income tax purposes  that cause such a  shareholder  to  recognize a gain or loss.  If a  shareholder  holds his shares as a capital  asset,  the gain or loss that he  realizes  will be capital gain or loss.

                                       20

     Any loss  incurred  on the  redemption  or  exchange of shares held for six months or less will be treated as a long-term  capital loss to the extent of any long-term  capital gains  distributed  to the  shareholder  by the Fund on those shares.  All or a  portion  of any loss  that a  shareholder  realizes  upon the redemption  of the Fund's  shares  will be  disallowed  to the  extent  that the shareholder  purchases  other  shares  in  the  Fund  (through  reinvestment  of dividends or otherwise) within 30 days before or after the share redemption. Any loss disallowed under these rules will be added to the  shareholder's  tax basis in the new shares purchased by the shareholder.

Complex Securities

     The Fund may  invest in  complex  securities  and such  investments  may be subject to numerous special and complicated tax rules.  These rules could affect whether gains or losses recognized by the Fund are treated as ordinary income or capital gain, accelerate the recognition of income to the Fund, defer the Fund's ability to recognize  losses,  and, in limited  cases,  subject the Fund to U.S.
federal income tax on income from certain of the Fund's foreign investments.  In turn,  these  rules may affect the  amount,  timing or  character  of the income distributed to a shareholder by the Fund.

Securities Lending

     The  Fund's  entry  into  securities  lending  transactions  may  cause the replacement  income  earned on the  loaned  securities  to fall  outside  of the definition of qualified dividend income.  This replacement income generally will not be eligible for reduced rates of taxation on qualified dividend income.

Information on the Tax Character of Distributions

     The  Fund  will  inform   shareholders  of  the  amount  and  character  of
distributions at the time they are paid, and will advise shareholders of the tax status for federal income tax purposes of such  distributions  shortly after the close of each calendar year. Shareholders who have not held shares of the Fund a full year may have  designated  and  distributed  to them as ordinary  income or capital  gain a percentage  of income that is not equal to the actual  amount of such income earned during the period of their investment in the Fund.

                              PROXY VOTING POLICIES

     The Board of  Directors  of the Fund has  delegated  the  authority to vote proxies  for the  portfolio  securities  held  by the  Fund  to the  Advisor  in accordance with the Proxy Voting Policies and Procedures (the "Voting Policies")
and Proxy Voting Guidelines ("Voting Guidelines") adopted by the Advisor.

     The  Investment  Committee  at the  Advisor is  generally  responsible  for overseeing the Advisor's  proxy voting  process.  The  Investment  Committee may designate one or more of its members to oversee  specific,  on-going  compliance with respect to the Voting  Policies and may  designate  other  personnel of the
Advisor to vote proxies on behalf of the Fund,  including all authorized traders of the Advisor.

                                       21

     The Advisor votes proxies in a manner consistent with the best interests of the Fund. Generally, the Advisor analyzes proxy statements on behalf of the Fund in accordance with the Voting Policies and the Voting  Guidelines.  Most proxies that the Advisor  receives  will be voted in accordance  with the  predetermined
Voting  Guidelines.  Since nearly all proxies are voted in  accordance  with the
Voting Guidelines,  it normally will not be necessary for the Advisor to make an actual  determination  of  how to  vote  a  particular  proxy,  thereby  largely eliminating  conflicts  of  interest  for the  Advisor  during the proxy  voting process. However, the Proxy Policies do address the procedures to be followed if a  conflict  of  interest  arises  between  the  interests  of the  Fund and the interests of the Advisor or its affiliates.  If an Investment  Committee  member has actual knowledge of a conflict of interest and recommends a vote contrary to the Voting  Guidelines,  the Advisor,  prior to voting,  will fully disclose the conflict to an  Independent  Director of the Fund's Board of Directors  and vote the proxy in accordance with the direction of such Independent Director.

     The Voting Guidelines  summarize the Advisor's  positions on various issues and give a general  indication  as to how the Advisor  will vote proxies on each issue.  The Advisor  will usually  vote  proxies in  accordance  with the Voting
Guidelines.  However,  the Advisor  reserves  the right to vote  certain  issues counter  to the  Voting  Guidelines  if,  after a review  of the  matter  (which analysis will be documented  in writing),  the Advisor  believes that the Fund's best  interests  would be served by such  vote.  To the  extent  that the Voting
Guidelines  do not address a potential  voting  issue,  the Advisor will vote on such  issue  in a  manner  that is  consistent  with the  spirit  of the  Voting
Guidelines  and that the Advisor  believes  would be in the best interest of the
Fund. Pursuant to the Voting Guidelines, the Advisor generally votes for matters such as: (i) routine business decisions (such as stock splits,  name changes and setting the number of directors);  (ii) reverse anti-takeover amendments;  (iii)
auditors;   (iv)   directors;   (v)   proposals   establishing   or   increasing
indemnification of directors;  (vi) proposals eliminating or reducing director's liability;  (vii) equal access to the proxy;  (viii) the right to act by written consent of shareholders and to hold special  meetings of shareholders;  (ix) the separation  of  audit  and  consulting  responsibilities;  and (x)  confidential voting.  As  provided in the Voting  Guidelines,  the  Advisor  generally  votes against matters such as: (i) anti-takeover  measures (such as reincorporation to facilitate a takeover defense, adoption of fair price amendments, institution of classified boards of directors, elimination of cumulative voting and creation of super  majority  provisions);  (ii) the  issuance  of a new class of stock  with unequal voting rights;  and (iii) blank check  preferred  stock  proposals.  The
Voting  Guidelines  also provide that the Advisor will generally  consider on an individual basis such proposals as: (i) increasing authorized common stock; (ii)
establishing  or increasing a stock option plan or other  employee  compensation plan; (iii) approving a reorganization or merger; (iv) approving a proposal by a dissident  shareholder in a proxy battle;  and (v) issues related to independent directors.

     Under certain circumstances, the Advisor may not be able to vote proxies or the Advisor may find that the expected  economic costs from voting  outweigh the benefits associated with voting. Generally, the Advisor does not vote proxies on foreign securities due to local restrictions, customs or anticipated expenses.

     Copies of the proxy voting  records of Fund are available  without  charge, upon request, by calling collect:  (310) 395-8005 and posted on the Commission's website at http://www.sec.gov and reflect the twelve-month period beginning July
1, 2003 and ending June 30, 2004.

                                       22

                        DISCLOSURE OF PORTFOLIO HOlDINGS

     The Fund may make available at month-end certain information  regarding the
securities  holdings  of  the  Fund  ("Holdings   Information").   The  Holdings
Information may be posted each month on the Fund's website, www.dfaus.com,  with a three-month time lag. Holdings Information also may be provided to third-party data  vendors,  upon  request.  The  Fund  may  provide  more  current  Holdings
Information only to those financial advisors,  clients,  authorized consultants, authorized  custodians or a prospective client who specifically request the more current Holdings Information and who execute a use and non-disclosure agreement, with  such  terms as are  required  from  time to time by  applicable  rules and regulations and the Advisor.

                              FINANCIAL STATEMENTS

     PricewaterhouseCoopers  LLP, 200 East Las Olas  Boulevard,  Suite 1700, Ft.
Lauderdale,  FL 33301, are the Fund's  independent  registered  certified public accounting firm. They audit the Fund's annual financial  statements on an annual basis. The audited financial statements and financial highlights of the Fund for its fiscal  year ended  November  30,  2003,  as set forth in the Fund's  annual report to shareholders,  including the report of PricewaterhouseCoopers LLP, are incorporated by reference into this SAI. The unaudited  financial  statements of the  Fund  for the  period  ended  May 31,  2004,  as set  forth  in the  Fund's semi-annual report to shareholders, are also incorporated by reference into this
SAI.

                  DIMENSIONAL EMERGING MARKETS VALUE FUND INC.
                                 (Amend. No. 18)

                                     PART C
                                OTHER INFORMATION

Item 23. Exhibits.

     (a)  Articles of Incorporation.

          (1)  Articles of Amendment and Restatement dated November 21, 1997.
               Incorporated herein by reference to:
               Filing:          Post-Effective Amendment No. 6 to
                                the Registrant's Registration
                                Statement on Form N-1A.
               File No.:        811-7440.
               Filing Date:     November 26, 1997.

          (2)  Articles of Amendment dated December 2, 1998.
               Incorporated herein by reference to:
               Filing:          Post-Effective Amendment No. 9 to
                                the Registrant's Registration
                                Statement on Form N-1A.
               File No.:        811-7440.
               Filing Date:     March 26, 1999.

               (b)  By-Laws.
                    By-Laws of the Registrant.
                    Incorporated herein by reference to:
                    Filing:          Post-Effective Amendment No. 7 to the
                                     Registrant's Registration Statement on Form
                                     N-1A.
                    File No.:        811-7440.
                    Filing Date:     March 30, 1998.

               (c)  Instruments Defining the Rights of Security Holders.

                    (1)  No  specimen  securities  are  issued  on behalf of the
                         Registrant.

                    (2)  Relevant   portion  of   Articles  of   Amendment   and
                         Restatement dated November 21, 1997.
                         See Article Fifth.
                         Incorporated herein by reference to:
                         Filing:          Post-Effective Amendment No. 6 to
                                          the Registrant's Registration
                                          Statement on Form N-1A.
                         File No.:        811-7440.
                         Filing Date:     November 26, 1997.

                    (3)  Relevant portion of By-Laws.
                         See Article I.
                         Incorporated herein by reference to:
                         Filing:          Post-Effective Amendment No. 7 to the
                                          Registrant's Registration Statement on
                                          Form N-1A.
                         File No.:        811-7440.
                         Filing Date:     March 30, 1998.

               (d)  Investment   Advisory   Contracts
                    Investment  Management  Agreement between the Registrant and
                    Dimensional  Fund Advisors Inc.  ("DFA") dated  November 26,
                    1997.
                    Incorporated herein by reference to:
                    Filing:          Post-Effective Amendment No. 6 to the
                                     Registrant's Registration Statement on
                                     Form N-1A.
                    File No.:        811-7440.
                    Filing Date:     November 26, 1997.

               (e)  Underwriting  Contracts.
                    Amended  and  Restated  Distribution  Agreement  between the
                    Registrant and DFA Securities Inc. dated December 19, 2003.
                    Incorporated herein by reference to:
                    Filing:          Post-Effective Amendment No. 17 to the
                                     Registrant's Registration Statement on
                                     Form N-1A.
                    File No.:        811-7440.
                    Filing Date:     March 29, 2004.

               (f)  Bonus or Profit Sharing Contracts.
                    Not applicable.

               (g)  Custodian  Agreements.
                    Global  Custody  Agreement  between the  Registrant  and The
                    Chase Manhattan Bank, dated March 31, 1998.
                    Incorporated herein by reference to:

                    Filing:          Post-Effective Amendment No. 13 to the
                                     Registrant's Registration Statement on
                                     Form N-1A.
                    File No.:        811-7440.
                    Filing Date:     March 29, 2001.

               (h)  Other Material Contracts.
                    (1)  Transfer  Agency  Agreement  between the Registrant and
                         PFPC Inc., dated January 20, 1993
                         Incorporated herein by reference to:
                         Filing:           Post-Effective Amendment No. 7
                                           to the Registrant's Registration
                                           Statement on Form N-1A.
                          File No.:        811-7440.
                          Filing Date:     March 30, 1998.

                    (i)  Amendment  No. 1 to  Transfer  Agency  Agreement  dated
                         December 26, 1997.
                         Incorporated herein by reference to:
                         Filing:          Post-Effective Amendment No. 7
                                          to the Registrant's Registration
                                          Statement on Form N-1A.
                         File No.:        811-7440.
                         Filing Date:     March 30, 1998.

                    (2)  Administration   and  Accounting   Services   Agreement
                         between the Registrant and PFPC Inc., dated January 20,
                         1993
                         Incorporated herein by reference to:
                         Filing:          Post-Effective Amendment No. 7
                                          to the Registrant's Registration
                                          Statement on Form N-1A.
                         File No.:        811-7440.
                         Filing Date:     March 30, 1998.

               (i)  Legal Opinion.
                    Not applicable.

               (j)  Other Opinions.
                    Consent  of  Independent   Certified   Public   Accountants,
                    PricewaterhouseCoopers LLP.
                    Incorporated herein by reference to:
                    Filing:          Post-Effective Amendment No. 17 to the
                                     Registrant's Registration Statement on
                                     Form N-1A.
                    File No.:        811-7440.
                    Filing Date:     March 29, 2004.

               (k)  Omitted Financial Statements.
                    Not applicable.

               (l)  Initial Capital Agreements.
                    Subscription Agreement dated as of February 1, 1993.
                    Incorporated herein by reference to:
                    Filing:          Post-Effective Amendment No. 13 to the
                                     Registrant's Registration Statement on
                                     Form N-1A.
                    File No.:        811-7440.
                    Filing Date:     March 29, 2001.

               (m)  Rule 12b-1 Plan.
                    Not applicable.

               (n)  Rule 18f-3 Plan.
                    Not applicable.

               (o)  Powers-of-Attorney.

                    (1)  Power-of-Attorney  dated  October 13, 2000,  appointing
                         David  G.  Booth,  Rex  A.   Sinquefield,   Michael  T.
                         Scardina,  Catherine  L. Newell and Valerie A. Brown as
                         attorneys-in-fact   to   David   G.   Booth,   Rex   A.
                         Sinquefield,  George M. Constantinides,  John P. Gould,
                         Roger G.  Ibbotson,  Myron S.  Scholes  and  Michael T.
                         Scardina.
                         Incorporated herein by reference to:
                         Filing:          Post-Effective Amendment No. 17 to the
                         Registrant's Registration Statement on
                         Form N-1A.
                         File No.:        811-7440.
                         Filing Date:     March 29, 2004.

                    (2)  Power-of-Attorney  dated  January 24, 2001,  appointing
                         David  G.  Booth,  Rex  A.   Sinquefield,   Michael  T.
                         Scardina,  Catherine  L. Newell and Valerie A. Brown as
                         attorneys-in-fact to Abbie Jean Smith.
                         Incorporated herein by reference to:
                         Filing:          Post-Effective Amendment No. 13 to the
                                          Registrant's Registration Statement on
                                          Form N-1A.
                         File No.:        811-7440.
                         Filing Date:     March 29, 2001.

                    (3)  Power-of-Attorney  dated December 19, 2003,  appointing
                         David  G.  Booth,  Rex  A.   Sinquefield,   Michael  T.
                         Scardina,  Catherine  L. Newell and Valerie A. Brown as
                         attorneys-in-fact to Robert C. Merton.
                         Incorporated herein by reference to:
                         Filing:          Post-Effective Amendment No. 17 to the
                         Registrant's Registration Statement on
                         Form N-1A.
                         File No.:        811-7440.
                         Filing Date:     March 29, 2004.

               (p)  Code of Ethics.
                    Code of Ethics of Registrant, Advisor and Underwriter.
                    Incorporated herein by reference to:
                    Filing:          Post-Effective Amendment No. 17 to the
                                     Registrant's Registration Statement on
                                     Form N-1A.
                    File No.:        811-7440.
                    Filing Date:     March 29, 2004.

Item 24.  Persons Controlled by or Under Common Control with Registrant.
          If an  investor  beneficially  owns more  than 25% of the  outstanding voting  securities  of  the  feeder  fund  that  invests  all  of  its investable assets in a Series of the Registrant,  then the feeder fund and its  corresponding  Series  may be deemed  to be under the  common control of such  investor.  Accordingly,  the feeder  portfolio of DFA
          Investment  Dimensions  Group ("DFA IDG"), a Maryland  corporation and registered  investment  company,  may be  deemed  to be  under  common control with its corresponding Series of the Registrant. As of October
          31,  2004,  no one  person  beneficially  owned  more  than 25% of the outstanding voting securities of the feeder portfolio investing in the
          Registrant.

Item 25.  Indemnification.
          Reference is made to Article Seventh of the  Registrant's  Articles of
          Amendment and Restatement (the "Articles") and Article V, Section 5.08
          of  the  Registrant's  By-laws,   which  are  incorporated  herein  by
          reference.

          The Articles and By-laws of Registrant provide for  indemnification of officers  and  directors  to the full extent  permitted by the General
          Laws of the State of Maryland.  Registrant's charter provides that the
          directors  and  officers  shall  not  be  personally   liable  to  the
          Registrant or its stockholders for money damages,  except as otherwise required under the Investment Company Act of 1940, as amended.

          Pursuant to Rule 484 under the Securities Act of 1933, as amended, the
          Registrant furnishes the following undertaking:

          Insofar as indemnification  for liability arising under the Securities
          Act of 1933 (the "Act");  may be permitted to the directors,  officers and  controlling  persons of the Registrant  pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the
          opinion   of   the   Securities   and   Exchange   Commission,    such
          indemnification  is against public policy as expressed in the Act, and
          is,  therefore,   unenforceable.   In  the  event  that  a  claim  for
          indemnification  against such  liabilities  (other than the payment by the Registrant of expenses incurred or paid by a director,  an officer or controlling  person of the Registrant in the successful  defense of any action, suit or proceeding) is asserted by such director,  officer
          or  controlling   person  in  connection  with  the  securities  being
          registered,  the Registrant will, unless in the opinion of its counsel the matter  has been  settled by  controlling  precedent,  submit to a
          court  of   appropriate   jurisdiction   the  question   whether  such
          indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 26.  Business and Other Connections of the Investment Advisor.

          Dimensional  Fund  Advisors  Inc.,  the  investment  manager  for  the
          Registrant,  is also the investment manager for three other registered open-end investment  companies,  DFA Investment Dimensions Group Inc.,
          The DFA Investment Trust Company and Dimensional Investment Group Inc.
          The Advisor also serves as  sub-advisor  for certain other  registered investment companies.

          For  additional  information,  please see  "Management of the Fund" in
          Part A of this Registration Statement.

          Additional  information  as to  the  Advisor  and  the  directors  and officers of the Advisor is  included in the  Advisor's  Form ADV filed with the Commission (File No. 801-16283), which is incorporated herein by reference, and sets forth the officers and directors of the Advisor and information as to any business, profession, vocation or employment of a  substantial  nature  engaged in by those  officers and directors during the past two years.

Item 27.  Principal Underwriters.

          (a)  DFA Securities  Inc.,  ("DFAS") is the principal  underwriter for the  Registrant.  DFAS also serves as principal  underwriter  for
               Dimensional  Investment  Group Inc.,  DFA  Investment  Dimensions
               Group Inc. and Dimensional Emerging Markets Value Fund Inc.

          (b)  The   following   tables  sets  forth   information   as  to  the
               Distributor's Directors, Officers, Partners and Control Persons:

  Name and Principal Business Address      Positions and Offices with       Positions and Offices with
                                                   Underwriter                         Fund
---------------------------------------- -------------------------------- -------------------------------

David G. Booth                           Chairman, Director, President,   Chairman, Director/Trustee,
1299 Ocean Avenue                        Chief Executive Officer and      President, Chief Executive
Santa Monica, CA  90401                  Chief Investment Officer         Officer and Chief Investment
                                                                          Officer

Rex A. Sinquefield                       Chairman and Director            Chairman and Director/Trustee
1299 Ocean Avenue
Santa Monica, CA  90401

Eugene F. Fama Sr.                       Director                         None
Graduate School of Business
University of Chicago
1101 East 58th Street
Chicago, IL  60637

John A. McQuown                          Director                         None
c/o KMV Corporation
1620 Montgomery Street
Suite 140
San Francisco, CA  94111

Arthur H. Barlow                         Vice President                   Vice President
1299 Ocean Avenue
Santa Monica, CA  90401

Valerie A. Brown                         Vice President and Assistant     Vice President and Assistant
1299 Ocean Avenue                        Secretary                        Secretary
Santa Monica, CA  90401

Stephen A. Clark                         Vice President                   None
1299 Ocean Avenue
Santa Monica, CA  90401

Truman A. Clark                          Vice President                   Vice President
1299 Ocean Avenue
Santa Monica, CA  90401

James L. Davis                           Vice President                   Vice President
1299 Ocean Avenue
Santa Monica, CA  90401

Robert T. Deere                          Vice President                   Vice President
1299 Ocean Avenue
Santa Monica, CA  90401

Robert W. Dintzer                        Vice President                   Vice President
1299 Ocean Avenue
Santa Monica, CA  90401

Richard A. Eustice                       Vice President and Assistant     Vice President and Assistant
1299 Ocean Avenue                        Secretary                        Secretary
Santa Monica, CA  90401

Eugene F. Fama, Jr.                      Vice President                   Vice President
1299 Ocean Avenue
Santa Monica, CA  90401

Robert M. Fezekas                        Vice President                   Vice President
1299 Ocean Avenue
Santa Monica, CA  90401

Damon S. Fisher                          Vice President                   None
1299 Ocean Avenue
Santa Monica, CA 90401

Gretchen A. Flicker                      Vice President                   None
1299 Ocean Avenue
Santa Monica, CA  90401

Glenn S. Freed                           Vice President                   Vice President
1299 Ocean Avenue
Santa Monica, CA  90401

Henry F. Gray                            Vice President                   Vice President
1299 Ocean Avenue
Santa Monica, CA  90401

Kamyab Hashemi-Nejad                     Vice President, Controller and   Vice President, Controller
1299 Ocean Avenue                        Assistant Treasurer              and Assistant Treasurer
Santa Monica, CA  90401

Christine W. Ho                          Vice President                   None
1299 Ocean Avenue
Santa Monica, CA  90401

Jeff J. Jeon                             Vice President                   None
1299 Ocean Avenue
Santa Monica, CA  90401

Patrick M. Keating                       Vice President                   Vice President
1299 Ocean Avenue
Santa Monica, CA  90401

Joseph F. Kolerich                       Vice President                   None
1299 Ocean Avenue
Santa Monica, CA  90401

David M. New                             Vice President                   Vice President
1299 Ocean Avenue
Santa Monica, CA  90401

Catherine L. Newell                      Vice President, Secretary and    Vice President, Secretary and
1299 Ocean Avenue                        General Counsel                  General Counsel
Santa Monica, CA  90401

David A. Plecha                          Vice President                   Vice President
1299 Ocean Avenue
Santa Monica, CA  90401

Eduardo A. Repetto                       Vice President                   Vice President
1299 Ocean Avenue
Santa Monica, CA  90401

Michael T. Scardina                      Vice President, Chief            Vice President, Chief
1299 Ocean Avenue                        Financial Officer and Treasurer  Financial Officer and
Santa Monica, CA  90401                                                   Treasurer

David E. Schneider                       Vice President                   Vice President
1299 Ocean Avenue
Santa Monica, CA  90401

John C. Siciliano                        Vice President                   Vice President
1299 Ocean Avenue
Santa Monica, CA  90401

Jeanne C. Sinquefield, Ph.D              Executive Vice President         Executive Vice President
1299 Ocean Avenue
Santa Monica, CA  90401

Grady M. Smith                           Vice President                   None
1299 Ocean Avenue
Santa Monica, CA  90401

Carl G. Snyder                           Vice President                   Vice President
1299 Ocean Avenue
Santa Monica, CA  90401

Lawrence R. Spieth                       Vice President                   None
10 South Wacker Drive
Suite 2275
Chicago, IL  60606

Bradley G. Steiman                       Vice President                   None
Suite 910, 1055 West Hastings
Vancouver, B.C.  V6E 2E9

Karen E. Umland                          Vice President                   Vice President
1299 Ocean Avenue
Santa Monica, CA  90401

Carol W. Wardlaw                         Vice President                   None
10 South Wacker Drive
Suite 2275
Chicago, IL  60606

Weston J. Wellington                     Vice President                   Vice President
1299 Ocean Avenue
Santa Monica, CA  90401

Daniel M. Wheeler                        Vice President                   Vice President
1299 Ocean Avenue
Santa Monica, CA  90401

Dimensional Fund Advisors Inc.           Shareholder
1299 Ocean Avenue
Santa Monica, CA  90401

 (c)      Not applicable.

Item 28. Location of Accounts and Records.
          The  accounts  and  records of the  Registrant  will be located at the office of the Registrant and at additional locations, as follows:

Name                                            Address
Dimensional Emerging Markets Value Fund Inc.    1299 Ocean Avenue
                                                11th Floor
                                                Santa Monica, CA 90401

PFPC Inc.                                       301 Bellevue Parkway
                                                Wilmington, DE 19809

The Chase Manhattan Bank                        4 Chase MetroTech Center
                                                Brooklyn, NY 11245

Item 29. Management Services.
          None.

Item 30. Undertakings.
          Not applicable.

                                   SIGNATURES

     Pursuant to the  requirements  of the  Investment  Company Act of 1940,  as amended, the Registrant has duly caused this Post-Effective  Amendment No. 18 to its  Registration  Statement  to be  signed on its  behalf  by the  undersigned, thereunto duly authorized, in the City of Santa Monica, the State of California,
as of the 16th day of November, 2004.

           DIMENSIONAL EMERGING MARKETS VALUE FUND INC.
                            (Registrant)

           By:      /s/ Valerie A. Brown
                    Valerie A. Brown (Attorney-in-Fact to Registrant pursuant to a Power of Attorney incorporated herein by reference)
                    Vice President and Assistant Secretary
                    (Signature and Title)